                                                                     EXHIBIT 2.2


                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


                                      AMONG


                       BOOMERSHINE AUTOMOTIVE GROUP, INC.
                             B.A.G. GEORGIA I, INC.
                             B.A.G. GEORGIA II, INC.

                                       AND

                                 WADE FORD, INC.
                             WADE FORD BUFORD, INC.

                                       AND

                                 ALAN K. ARNOLD,
                                GARY R. BILLINGS,
                 MILDRED S. ARNOLD CUSTODIAN FOR KELLY R. ARNOLD
              UNDER THE UNIFORM TRANSFER TO MINORS ACT OF GEORGIA,
                 MILDRED S. ARNOLD CUSTODIAN FOR BRETT D. ARNOLD
              UNDER THE UNIFORM TRANSFER TO MINORS ACT OF GEORGIA,
                MILDRED S. ARNOLD CUSTODIAN FOR KRISTIE A. ARNOLD
            UNDER THE UNIFORM TRANSFER TO MINORS ACT OF GEORGIA, AND
                MILDRED S. ARNOLD CUSTODIAN FOR ALAN CHAD ARNOLD
               UNDER THE UNIFORM TRANSFER TO MINORS ACT OF GEORGIA


                                NOVEMBER 21, 1997

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
Certain Definitions............................................................................. 2

ARTICLE 1     GENERAL TRANSACTION............................................................... 7
     1.1      Description of Transaction........................................................ 7
     1.2      Tax Consequences................................................................. 11
     1.3      Further Action................................................................... 11

ARTICLE 2     MINIMUM REQUIREMENTS............................................................. 11
     2.1      1997 Year End Minimum Net Worth Requirement...................................... 11
     2.2      Determination of 1998 Profit/Loss................................................ 12
     2.3      Minimum Cash Requirement......................................................... 14
     2.4      Minimum Floor Plan Requirement................................................... 14

ARTICLE 3     REPRESENTATIONS AND WARRANTIES
              OF THE COMPANIES AND THE STOCKHOLDERS............................................ 14
     3.1      Organization and Good Standing................................................... 14
     3.2      Subsidiaries..................................................................... 15
     3.3      Capitalization................................................................... 15
     3.4      Authority, Approvals and Consents................................................ 15
     3.5      Financial Statements............................................................. 16
     3.6      Absence of Undisclosed Liabilities............................................... 16
     3.7      Absence of Material Adverse Effect; Conduct of Business.......................... 17
     3.8      Taxes............................................................................ 19
     3.9      Legal Matters.................................................................... 21
     3.10     Property......................................................................... 22
     3.11     Environmental Matters............................................................ 24
     3.12     Inventories...................................................................... 26
     3.13     Notes and Accounts Receivable.................................................... 26
     3.14     Insurance........................................................................ 26
     3.15     Contracts........................................................................ 26
     3.16     Labor Relations.................................................................. 28
     3.17     Employee Benefit Plans........................................................... 29
     3.18     Other Benefit and Compensation Plans or Arrangements............................. 31
     3.19     Transactions with Insiders....................................................... 32
     3.20     Propriety of Past Payments....................................................... 32
     3.21     Interest in Competitors.......................................................... 32
     3.22     Brokers.......................................................................... 32
     3.23     Territorial Restrictions......................................................... 32
     3.24     Intellectual Property............................................................ 32
     3.25     Deposit Accounts; Powers of Attorney............................................. 33
     3.26     Disclosure....................................................................... 34

ARTICLE 4     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS............................... 34
     4.1      Ownership of Shares;  Title...................................................... 34
     4.2      Authority........................................................................ 34
     4.3      Broker's Fees.................................................................... 35
     4.4      Investment....................................................................... 35

ARTICLE 5     REPRESENTATIONS AND WARRANTIES OF BAG AND THE SUBS............................... 35
     5.1      Organization and Good Standing................................................... 35
     5.2      Authority; Approvals and Consents................................................ 36
     5.3      Brokers.......................................................................... 36
     5.4      Disclosure....................................................................... 36

ARTICLE 6     COVENANTS AND ADDITIONAL AGREEMENTS.............................................. 36
     6.1      Access;  Confidentiality......................................................... 36
     6.2      Furnishing Information;  Announcements........................................... 37
     6.3      Certain Changes and Conduct of Business.......................................... 37
     6.4      No Intercompany Payables or Receivables.......................................... 40
     6.5      Negotiations..................................................................... 40
     6.6      Consents;  Cooperation........................................................... 40
     6.7      Additional Agreements............................................................ 41
     6.8      Interim Financial Statements..................................................... 41
     6.9      Notification of Certain Matters.................................................. 41
     6.10     Assurance by the Stockholders.................................................... 42
     6.11     Antitrust Improvements Act Compliance............................................ 42
     6.12     Use of Business Name............................................................. 42
     6.13     Related Party / Stockholders Loan................................................ 42
     6.14     Stock Restriction Agreement...................................................... 42
     6.15     Personal Items................................................................... 43
     6.16     Liability for Transfer Taxes..................................................... 43
     6.17     Certificates of Tax Authorities.................................................. 43
     6.18     Release by Stockholders.......................................................... 43
     6.20     Cooperation in Preparation of Registration Statement............................. 43
     6.21     Audits........................................................................... 43

ARTICLE 7     CONDITIONS TO THE OBLIGATIONS OF BAG AND THE SUBS TO
              EFFECT THE CLOSING............................................................... 44
     7.1      Representations and Warranties; Agreements; Covenants............................ 44
     7.2      Authorization; Consent........................................................... 44
     7.3      Opinions of Each Company's and the Stockholder's Counsel......................... 44
     7.4      Absence of Litigation............................................................ 44
     7.5      No Material Adverse Effect....................................................... 45
     7.6      Registration Statement........................................................... 45
     7.7      Completion of Due Diligence...................................................... 45
     7.8      Real Estate Purchase Agreements; Leases.......................................... 45
     7.9      Certificates..................................................................... 46
     7.10     Legal Matters.................................................................... 46
     7.11     Approval of Manufacturer and Distributor......................................... 46
     7.13     Employment Agreements; Non Competition Agreements................................ 46
     7.14     Environmental Laws............................................................... 46
     7.15     Lease Termination Agreement / Memorandum of Lease / Consents and Estoppels....... 46
     7.16     Resignation of each Company's Directors and Officers............................. 47
     7.17     Schedules........................................................................ 47
     7.18     Share Certificates............................................................... 47
     7.19     Non Foreign Status............................................................... 47

ARTICLE 8     CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERSTO
              EFFECT THE CLOSING............................................................... 47
     8.1      Representations and Warranties; Agreements....................................... 47
     8.2      Authorization of the Agreement; Consents......................................... 47
     8.3      Opinions of BAG's and Sub's Counsel.............................................. 48
     8.4      Absence of Litigation............................................................ 48
     8.5      Real Estate Purchase Agreements; Leases.  ....................................... 48
     8.6      Certificates..................................................................... 48
     8.7      Legal Matters.................................................................... 48

ARTICLE 9     TERMINATION...................................................................... 48
     9.1      Termination...................................................................... 48
     9.2      Procedure and Effect of Termination.............................................. 49

ARTICLE 10    INDEMNIFICATION AND SURVIVAL..................................................... 50
     10.1     Survival of Representations and Warranties....................................... 50
     10.2     Indemnification Provisions for Benefit of BAG and the Subs....................... 50
     10.3     Indemnification Provisions for Benefit of the Stockholders....................... 51
     10.4     Matters Involving Third Parties.................................................. 51
     10.5     Other Indemnification Provisions................................................. 52
     10.6     Tax Savings...................................................................... 53

ARTICLE 11    TAX MATTERS...................................................................... 53
     11.1     Tax Matters...................................................................... 53
     11.2     Section 338(h)(10) Election...................................................... 53
     11.3     Tax Periods Ending on or Before the Closing Date................................. 53
     11.4     Tax Periods Beginning Before and Ending After the Closing Date................... 53
     11.5     Cooperation on Tax Matters....................................................... 54
     11.6     Certain Taxes.................................................................... 54

ARTICLE 12    MISCELLANEOUS.................................................................... 54
     12.1     Fees and Expenses................................................................ 54
     12.2     Headings......................................................................... 54
     12.3     Notices.......................................................................... 55
     12.4     Assignment....................................................................... 56
     12.5     Entire Agreement................................................................. 56
     12.6     Waiver and Amendments............................................................ 56
     12.7     Counterparts..................................................................... 57
     12.8     Governing Law.................................................................... 57
     12.9     Accounting Terms................................................................. 57
     12.10    Schedules........................................................................ 57
     12.11    Severability..................................................................... 57
     12.12    Remedies......................................................................... 57
     12.13    Time Is Of the Essence........................................................... 57
     12.14    Authority........................................................................ 57

ADDENDUM 1..................................................................................... 60

ADDENDUM 2..................................................................................... 61

                          AGREEMENT AND PLAN OF MERGER
                               AND REORGANIZATION


         This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement"), is entered into as of November 21, 1997 among BOOMERSHINE AUTOMOTIVE GROUP, INC., a Georgia corporation ("BAG"), B.A.G. GEORGIA I, INC., a Georgia corporation ("Sub I"), B.A.G. GEORGIA II, INC., a Georgia corporation ("Sub II") (Sub I and Sub II are hereinafter individually referred to as a "Sub" and collectively referred to as the "Subs"), and WADE FORD, INC., a Georgia corporation, and WADE FORD BUFORD, INC., a Georgia corporation (individually, a "Company" and collectively, the "Companies"), and the stockholder(s) listed on the signature pages hereof (each, a "Stockholder" and, if more than one, collectively, the "Stockholders"). BAG, the Subs, the Companies and the Stockholders are referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H:

         WHEREAS, the Companies operate Ford automobile dealership businesses in Smyrna, Georgia and Buford, Georgia;

         WHEREAS, BAG is engaged in the automobile dealership business in Georgia and in other states of the United States of America;

         WHEREAS, the Stockholders own all of the issued and outstanding shares of common stock, $1.00 par value, of the Companies (the "Wade Shares") in the following amounts:

                  (a) WADE FORD, INC.: 10,000 shares authorized; 1,000 shares issued and outstanding:

                           900 shares owned by       Alan K. Arnold
                           25 shares owned by        Mildred S. Arnold Custodian for Kelly L. Arnold under
                                                     the Uniform Transfer to Minor Act of Georgia
                           25 shares owned by        Mildred S. Arnold Custodian for Brett D. Arnold under
                                                     the Uniform Transfer to Minor Act of Georgia
                           25 shares owned by        Mildred S. Arnold Custodian for Kristie A. Arnold
                                                     under the Uniform Transfer to Minor Act of Georgia
                           25 shares owned by        Mildred S. Arnold Custodian for Alan Chad Arnold
                                                     under the Uniform Transfer to Minor Act of Georgia

                  (b) WADE FORD BUFORD, INC.: 500,000 shares authorized; 12,800 shares issued and outstanding:
                           10,240 shares owned by Alan K. Arnold
                           2,560 shares owned by Gary R. Billings

         WHEREAS, each Sub is a wholly-owned subsidiary of BAG; and

         WHEREAS, BAG, the Subs and the Companies intend to effect mergers such that Wade Ford, Inc. will merge into Sub I, with Sub I being the survivor entity, and Wade Ford Buford, Inc. will merge into Sub II, with Sub II being the survivor entity, all in accordance with this Agreement and the Georgia Business Corporations Code (each, a "Merger," and collectively, the "Mergers"). Upon the consummation of the Mergers, the Companies will cease to exist, and each Sub will continue to exist as the surviving corporation of each Merger.

         WHEREAS, it is intended that each Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereto hereby agree as follows:

CERTAIN DEFINITIONS.

         "Accountants" has the meaning set forth in Section 2.1(c) below.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Associate" used to indicate a relationship with any Person means: (i) any corporation, partnership, joint venture or other entity of which such Person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of thirty percent (30%) or more of: (1) any class or type of equity securities or other profits interest; or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise; and (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity.

         "BAG" has the meaning set forth in the preface above.

         "BAG IPO" shall mean the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933.

         "BAG IPO Share Price" shall mean the price per share of each share of common stock offered pursuant to the BAG IPO.

         "BAG IPO Stock" shall mean shares of common stock offered pursuant to the BAG IPO.

         "BAG Common Stock" shall mean the unregistered, 0.001 par value, authorized common stock of BAG.

         "Balance Sheet" means the unaudited balance sheet as of October 31, 1997 with respect to each Company, and the unaudited statements of income and stockholders' equity for the 10-month period ended on such date with respect to each Company, together with notes thereto.

         "Basis" means any past or present fact, situation, circumstance, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Best Efforts" shall be deemed to not include any obligation on the part of any Person to undertake any liabilities, expend any funds or perform acts (except liabilities, expenditures or performance, other than any best efforts obligations, expressly required to be undertaken by the terms of this Agreement) which are materially burdensome to such Person; provided, however, that notwithstanding the foregoing, the term "best efforts" shall include an obligation to take such actions which are normally incident to or reasonably foreseeable in conjunction with such obligation or the transactions contemplated hereby.

         "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under federal law.

         "Claims" shall mean any and all claims, demands, suits, proceedings, actions or causes of action of any kind or character whatsoever, known or unknown, fixed or contingent, suspected or unsuspected, direct or indirect, however arising, whether arising at law or in equity, or pursuant to administrative rule or regulation or otherwise.

         "Closing" has the meaning set forth in Section 1.1(d) below.

         "Closing Date" has the meaning set forth in Section 1.1(d) below.

         "Closing Date Deadline" shall mean April 30, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" and "Companies" have the meanings set forth in the preface above.

         "Company Agreement" has the meaning set forth in Section 3.15 below.

         "Compensation Commitment" has the meaning set forth in Section 3.18(a) below.

         "Confidential Information" means any and all data or information of a Party which relates directly and primarily to the business of such Party and which is not generally known to or by Persons whose businesses are competitive with the business of such Party, including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, information relating to sales records, profit and performance reports, sales and training manuals, selling and pricing procedures, financing methods, the special demands of particular customers, the current and anticipated demands of particular customers, specifications of any new products or services under development, and any other such information treated by a Party as being confidential or labeled "Confidential," as well as all physical embodiments of any of the foregoing, except information: (i) ascertainable or obtained from public information; (ii) received from a third party not employed by or otherwise affiliated with the disclosing Party; or
(iii) which is or becomes known to the public other than through a breach of this Agreement by another Party to it.

         "Consent" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including but not limited to any Governmental Authority.

         "Deferred Intercompany Transaction" has the meaning set forth in Reg.
Section 1.1502-13.

         "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan); or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Employment Agreements" has the meaning set forth in Section 7.14 below.

         "Employment and Labor Agreement" has the meaning set forth in Section
3.16 below.

         "Environmental, Health and Safety Requirements" shall mean all federal, state, and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "Environmental Laws" has the meaning set forth in Section 3.11 below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plans" means all Employee Pension Benefit Plans and Employee Welfare Benefit Plans of a Company.

         "Escrow Agent" has the meaning set forth in Section 1.1(e)(iii) below.

         "Escrow Amount" has the meaning set forth in Section 1.1(e)(iii) below.

         "Excess Loss Account" has the meaning set forth in Reg. Section 1.1502-19.

         "Factory Statements" has the meaning set forth in Section 3.5(c) below.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Financial Statement" has the meaning set forth in Section 3.5 below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government, including without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator of competent jurisdiction and any self-regulatory organization.

         "Governmental Approval" means any Consent of, with or to any Governmental Authority.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hazardous Materials" has the meaning set forth in Section 3.11 below.

         "Improvements" has the meaning set forth in Section 3.10 below.

         "Indemnified Party" has the meaning set forth in Section 10.4 below.

         "Indemnifying Party" has the meaning set forth in Section 10.4 below.

         "Insider" shall mean the Stockholders, any director or officer of the Company, and any Affiliate, Associate or Relative of any of the foregoing persons.

         "Intellectual Property" means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith;
(e) all trade secrets and confidential business information; (f) all computer software (including data and related documentation); (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "IRS" shall mean the Internal Revenue Service.

         "Judgment" has the meaning set forth in Section 3.9 below.

         "Knowledge" means actual knowledge after reasonable investigation and, with respect to any corporation, partnership, company or other entity, shall include the knowledge of such entity's officers, directors and managers with responsibility over the relevant subject matter.

         "Leased Real Property" has the meaning set forth in Section 3.10(b) below.

         "Legal Requirements" means laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, conditions and installment sale agreements, encumbrances or charges of any kind.

         "Material Adverse Effect" shall mean any change in, or effect on, the applicable Person (including the business thereof) which is, or could reasonably be expected to be, materially adverse to the business, operations, assets, condition (financial or otherwise) or prospects of said applicable Person.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Net Worth" has the meaning set forth in Section 1.2(g)(iii) below.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Owned Real Property" has the meaning set forth in Section 3.10(a) below.

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permits" means franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations.

         "Permitted Liens" means: (a) Liens reserved against in the Company's Balance Sheet, to the extent so reserved; (b) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Company's books in accordance with GAAP; or (c) Liens that, individually and in the aggregate, do not and would not materially detract from the value of any of the property or assets of the Company or materially interfere with the use thereof as currently used or contemplated to be used.

         "Person" shall mean and include any individual, corporation, limited liability company, partnership, joint venture, association, trust, any other incorporated or unincorporated organization or entity and any governmental entity or any department or agency thereto.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Real Estate Purchase Agreements" has the meaning set forth in Section
7.8 below.

         "Relative" of a Person shall mean such Person's spouse, parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such Person.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Stock Restriction Agreements" has the meaning set forth in Section
6.14 below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property (including property taxes paid by the Company pursuant to any lease), personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 9.4 below.

         "Wade Share" has the meaning set forth in the preface above.




                                    ARTICLE 1
                               GENERAL TRANSACTION

1.1      DESCRIPTION OF TRANSACTION.

         (a) MERGER OF WADE FORD, INC. INTO SUB I. Upon the terms and conditions set forth in this Agreement, at the Effective Time, Wade Ford, Inc. shall be merged with and into Sub I, and the separate existence of Wade Ford, Inc. shall cease. Sub I shall continue as the surviving corporation of said Merger ("Surviving Corporation I").

         (b) MERGER OF WADE FORD BUFORD, INC. INTO SUB II. Upon the terms and conditions set forth in this Agreement, at the Effective Time, Wade Ford Buford, Inc. shall be merged with and into Sub II, and the separate existence of Wade Ford Buford, Inc. shall cease. Sub II shall continue as the surviving corporation of said Merger ("Surviving Corporation II") (Surviving Corporation I and Surviving Corporation II shall individually be hereinafter referred to as a "Surviving Corporation" and collectively as the "Surviving Corporations").

         (c) EFFECT OF MERGERS. The Mergers shall have the effects set forth in this Agreement and in the applicable provisions of the Georgia Business Corporations Code.

         (d)      CLOSING; EFFECTIVE TIME.

                  (i) Subject to the conditions set forth in this Agreement, the consummation of the Mergers and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of SCHNADER HARRISON SEGAL & LEWIS, LLP in Atlanta, Georgia, or any other location agreed upon by the Parties, contemporaneously with the BAG IPO described in the Registration Statement referred to in Section
                           7.6 hereof.

                  (ii) If the BAG IPO fails to close on or before the Closing Date Deadline, then the Subs shall have the option to consummate the Mergers and the other transactions contemplated by this Agreement upon such terms and conditions that are mutually acceptable to the Parties (in which event said alternate consummation shall for purposes herein be referred to as the "Closing"), and said Closing shall take place at the offices of SCHNADER HARRISON SEGAL & LEWIS, LLP in Atlanta, Georgia, or any other location agreed upon by the Parties

                  (iii) The date on which the Closing actually occurs is herein referred to as the "Closing Date." On or before the Closing Date, a properly executed certificate of merger for each Merger, conforming with the requirements of the Georgia Business Corporations Code (each, a "Certificate of Merger") shall be filed with the Secretary of State of the State of Georgia. Each Merger shall take effect on the Closing Date (with respect to each Merger, the "Effective Time").

         (e) MERGER CONSIDERATION. The aggregate consideration for the Mergers (the "Merger Consideration") shall be (in aggregate) the amount of Fifteen Million and No/100 Dollars ($15,000,000.00). The Merger Consideration shall be paid by the Subs as follows:

                  (i) The sum of ELEVEN MILLION Dollars ($11,000,000.00) shall be paid to the Stockholders by the Subs at the Closing in cash or other immediately available funds ("Cash Consideration Amount"), to be divided amongst the Stockholders in accordance with ADDENDUM 1 attached hereto and incorporated herein.

                  (ii) The balance of the Merger Consideration, which equals to a value of FOUR MILLION Dollars ($4,000,000.00), shall be paid to the Stockholders at the Closing in the form of BAG Common Stock in accordance with
                           Section 1.1(g) hereof (the "Stock Consideration Value Amount"), to be divided amongst the Stockholders in accordance with ADDENDUM 1 attached hereto and incorporated herein..

                  (iii) Notwithstanding the payment of the Cash Consideration Amount described in Section 1.1(e)(i) hereof and the payment of the Stock Consideration Value Amount described in Section 1.1(e)(ii) hereof, at the Closing, the Subs shall place $366,666.67 of the Cash Consideration Amount (the "Escrow Funds") in an interest bearing escrow account with Joyce E. Kitchens, Esq., or another escrow agent reasonably satisfactory to BAG and Stockholders (the "Escrow

                           Agent"), and the Subs shall also place the number of shares representing $133,333.33 of the Stock Consideration Value Amount in escrow with the Escrow Agent (the "Escrow Stock") (the Escrow Funds and the Escrow Stock shall hereinafter be collectively referred to as the "Escrow Consideration"), all in accordance with an escrow agreement substantially in the form attached hereto as EXHIBIT A, with such other changes as the Escrow Agent may reasonably request (the "Escrow Agreement"). The release of the Escrow Consideration shall be governed by the terms and conditions of the Escrow Agreement.

         (f) ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Upon the Effective Time:

                  (i) the Articles of Incorporation of Sub I and Sub II shall continue as the Articles of Incorporation of Surviving Corporation I and Surviving Corporation II, respectively;

                  (ii) the Bylaws of Sub I and Sub II shall continue as the Bylaws of Surviving Corporation I and Surviving Corporation II, respectively;

                  (iii) The directors and officers of each Surviving Corporation immediately after the Effective Time shall be the individuals identified on EXHIBIT B.

         (g) CONVERSION OF SHARES. Subject to Section 1.1(i)(iii), the manner of converting the Wade Shares into shares of BAG Common Stock shall be as is set forth in this Section 1.1(g). As of the Effective Time of the Merger, all of the Wade Shares, by virtue of the Mergers without any action on the part of the holder thereof, automatically shall be deemed to represent that number of shares of BAG Common Stock that is equal to the number obtained by dividing the Stock Consideration Value Amount by the BAG IPO Share Price (the "BAG Stock Consideration Shares"). The BAG Stock Consideration Shares shall be divided amongst the Stockholders on a pro-rata basis based on their stock ownership interest in each of the Companies.

         (h) CLOSING OF THE COMPANIES' TRANSFER BOOKS. At the Effective Time, the holders of the Wade Share Certificates (as hereinafter defined) shall cease to have any rights as stockholders of the Companies, and the stock transfer books of the Companies shall be closed with respect to all such Wade Shares. No further transfer of any such Wade Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Wade Shares is presented to any Sub or BAG, such certificate shall be canceled and shall be exchanged as provided in
Section 1.1(e)(i) and 1.1(e)(ii), as applicable.

         (i)      EXCHANGE OF CERTIFICATES.

                  (i) At the Closing, the Wade Ford, Inc. Stockholders shall surrender their certificates representing all of the common stock of Wade Ford Inc. owned by said Stockholders (the "Wade Ford Share Certificates") to Surviving Corporation I, together with such transmittal documents as BAG or Surviving Corporation I may reasonably require.

                  (ii) At the Closing, the Wade Ford Buford, Inc. Stockholders shall surrender their certificates representing all of the common stock of Wade Ford Buford, Inc.

                           owned by said Stockholders (the "Wade Ford Buford Share Certificates") to Surviving Corporation II, together with such transmittal documents as BAG or Surviving Corporation II may reasonably require. (The Wade Ford Share Certificates and the Wade Ford Buford Share Certificates shall hereinafter be referred to as the "Wade Share Certificates").

                  (iii) No fractional shares of BAG Common Stock shall be issued in connection with the Mergers, and no certificates for any such fractional shares shall be issued. Any fractional shares shall be rounded up to the next whole share and any Stockholder who would otherwise be entitled to receive a fraction of a share of BAG Common Stock (after aggregating all fractional shares of BAG Common Stock issuable to such holder) shall, in lieu of such fractional share, receive said additional whole share.

                  (iv) Until surrendered as contemplated by this Section 1.1(i), each Wade Share Certificate shall be deemed from and after the Effective Time, to represent only the right to receive a pro-rata share of the Merger Consideration. If any Wade Share Certificate shall have been lost, stolen or destroyed, each applicable Sub may, at its discretion and as a condition precedent to the delivery of any Merger Consideration to the Stockholder who owns such lost, stolen or destroyed Wade Share Certificate, require said owner to provide an appropriate affidavit and to deliver a bond (in such sum as BAG or the applicable Sub may reasonably direct) as indemnity against any Claim that may be made against BAG or any Sub with respect to such Wade Share Certificate.

                  (v) The BAG Stock Consideration Shares to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                                    THE SECURITIES REPRESENTED HEREBY HAVE NOT
                                    BEEN REGISTERED UNDER THE SECURITIES ACT OF
                                    1933 (THE "ACT") AND MAY NOT BE OFFERED,
                                    SOLD OR OTHERWISE TRANSFERRED, ASSIGNED,
                                    PLEDGED OR HYPOTHECATED UNLESS AND UNTIL
                                    REGISTERED UNDER THE ACT OR UNLESS THE
                                    COMPANY HAS RECEIVED AN OPINION OF COUNSEL
                                    SATISFACTORY TO THE COMPANY AND ITS COUNSEL
                                    THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (vi) The Subs shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of the Wade Shares pursuant to this Agreement such amounts as the Subs may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (vii) The Stockholders agree and acknowledge that the Subs shall not be liable to any holder or former holder of the Wade Shares for any shares of BAG Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

1.2 TAX CONSEQUENCES. For federal income tax purposes, the Mergers are intended to constitute reorganizations within the meaning of Section 368 of the Code. The Parties hereby adopt this Agreement as a "plan of reorganization" with respect to each Company and Sub within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.3 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by BAG or the Subs to be necessary or desirable to carry out the purposes of this Agreement or to vest the Subs with full title, right and possession of and to all rights and property of the applicable Company, the officers and directors of each Sub shall be fully authorized (in the name of the applicable Company and otherwise) to take such action.


                                    ARTICLE 2
                              MINIMUM REQUIREMENTS

         The Parties hereby agree that Seller and the Companies shall deliver the Companies in financial conditions which adhere to the minimum requirements set forth in this Article 2:

2.1      1997 YEAR END MINIMUM NET WORTH REQUIREMENT.

         (a) UPWARD NET WORTH ADJUSTMENT. If the 1997 Aggregate Net Worth (as hereinafter defined) exceeds the 1997 Minimum Net Worth (as hereinafter defined), BAG will pay to the Stockholders, on a dollar for dollar basis, the entire amount of such excess by wire transfer or delivery of other immediately available funds within three (3) business days after the later of (i) the Closing Date or (ii) the date on which the Actual 1997 Adjusted EBIT is finally determined pursuant to SECTION 2.1(e) hereof. This additional amount shall be allocated to the Stockholders on the same ratio basis as the Merger Consideration is allocated amongst the Stockholders in accordance with ADDENDUM 1.

         (b) DOWNWARD NET WORTH ADJUSTMENT. If the 1997 Aggregate Net Worth is less than the 1997 Minimum Net Worth, Stockholders will pay to BAG, on a dollar for dollar basis, the entire amount of such deficiency by wire transfer or delivery of other immediately available funds within three (3) business days after the later of (i) the Closing Date or (ii) the date on which the Actual 1997 Adjusted EBIT is finally determined pursuant to SECTION 2.1(e) hereof. If Stockholders do not pay such deficiency amount to BAG within said three (3) day period, BAG shall have the right to offset and deduct such deficiency amount, on a dollar for dollar basis, from the Escrow Funds, and if no Escrow Funds remain available, then from the Escrow Stock (based on the BAG IPO Share Price). BAG shall have the option to offset and deduct such deficiency amount from the Stockholders on the same ratio basis as the Merger Consideration is allocated amongst the Stockholders in accordance with ADDENDUM 1. Furthermore, if no Escrow Consideration remains available for payment of all or any portion such deficiency amount, then each Stockholder shall pay, reimburse and disburse to BAG all amounts of such deficiency amount that is in excess of any remaining Escrow Consideration on the same ratio basis as the Merger Consideration is allocated amongst the Stockholders in accordance with ADDENDUM 1.

         (c) 1997 AGGREGATE NET WORTH. For purposes herein, the "1997 Aggregate Net Worth" of the Companies shall be defined as the following: (i) Total Stockholders' Equity of the Companies, on a consolidated basis, as of the December 31, 1996 audited financial statements for Wade Ford, Inc. and Wade Ford Buford, Inc., which amount equals Two Million Four Hundred Forty-Four Thousand Four Hundred Ninety-Three and No/100 Dollars ($2,444,493.00) ("1996 Stockholders' Equity"), plus (ii) the Actual 1997 Adjusted EBIT (as hereinafter defined) of the consolidated Companies as of December 31, 1997, as determined pursuant to the calculation of the Accountants (hereinafter defined) in accordance with SECTION 2.1(e) hereof, minus (iii) Seven-Hundred Eighty Seven Thousand Four Hundred Eight and No/100 Dollars ($787,408.00), which number represents the aggregate 1997 distributions for taxes as of the date hereof from the Companies to the Stockholders, minus (iv) Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00), which number represents the additional 1997 distributions that will be made by the Companies to the Stockholders for income tax purposes.

         (d) 1997 MINIMUM NET WORTH. For purposes herein, "1997 Minimum Net Worth" shall be an amount equal to Four Million Seven Hundred Seven Thousand Eighty-Five and No/100 Dollars ($4,707,085.00). This 1997 Minimum Net Worth amount is based on the sum of (i) the 1996 Stockholders' Equity, plus (ii) a projected adjusted earnings before interest and taxes for the year 1997 equal to Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the "Target 1997 Adjusted EBIT"), minus (iii) Seven-Hundred Eighty Seven Thousand Four Hundred Eight and No/100 Dollars ($787,408.00), which number represents the aggregate 1997 distributions as of the date hereof from the Companies to the Stockholders, minus (iv) Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00), which number represents the additional 1997 distributions that will be made by the Companies to Stockholders for income tax purposes.

         (e) EBIT. Within the later of sixty (60) days after the Closing Date or sixty (60) days after December 31, 1997 (the "Audit Deadline"), BAG's accountant, Ernst & Young (the "Accountants"), will compute the combined net income of the Target Companies as of close of business on December 31, 1997 using GAAP (the "1997 Net Income"). Once the 1997 Net Income has been determined, but in any event prior to the Audit Deadline, the Accountants shall make the adjustments set forth on ADDENDUM 2 attached hereto and incorporated herein to the 1997 Net Income in order to determine the combined adjusted earnings before interest and taxes for the Companies as of the close of business on December 31, 1997 (the "Actual 1997 Adjusted EBIT"). Additional adjustments may be made to the 1997 Net Income in order to determine the Actual 1997 Adjusted EBIT, and the determination of the Accountants with respect to whether or not there are such additional adjustments shall be conclusive and binding upon the Parties. Furthermore, the determination of the Accountants with respect to the 1997 Net Income and Actual 1997 Adjusted EBIT shall be conclusive and binding upon the Parties.

         (f) INVENTORY. If required by the Accountants in connection with the audit described in Section 2.1(c) above, the Stockholders, the applicable Company, the Accountants and other representatives of BAG or the Subs shall conduct a physical inventory at each location where inventory is held by the applicable Company in order to determine the physical inventory of each applicable Company as of December 31, 1997.

2.2 DETERMINATION OF 1998 PROFIT/LOSS. The Parties intend and understand that the Companies shall be delivered to Sub I and Sub II on the Closing Date in substantially the same financial condition as the financial condition of the Companies as of December 31, 1997. To that end, the Companies and the Stockholders represent and warrant to BAG, Sub I and Sub II that the net worth of the Companies, as delivered on the Closing Date, shall not be materially less than the 1997 Minimum Net Worth. The Parties hereby additionally agree that if the Closing does not occur on or before December 31, 1997, then the Stockholders shall retain any profits earned by the Companies during the interim period beginning on January 1, 1998 and ending on the Closing Date (the "Interim Period"), or, alternatively, that the Stockholders shall reimburse BAG and the Subs for any losses incurred by the Companies during the Interim Period. The determination of such profits or losses shall be achieved solely by combining the amounts of the profits or losses as listed on line 28 of each Company's monthly Factory Statements during the Interim Period to determine a final amount of either profit or loss. More specifically:

         (a) If the Companies earn a profit for the Interim Period, then BAG shall pay to the Stockholders, on a dollar for dollar basis, the following amount by wire transfer or delivery of other immediately available funds on or before the Interim Due Date (as hereinafter defined): The entire amount of the 1998 Interim Profits (as hereinafter defined) of the Companies less any distributions made by the Companies to the Stockholders during the Interim Period (the "1998 Interim Profit Reimbursement"). This 1998 Interim Profit Reimbursement amount shall be allocated to the Stockholders on the same ratio basis as the Merger Consideration is allocated amongst the Stockholders in accordance with ADDENDUM 1; or

         (b) If the Companies incur a loss for the Interim Period, then the Stockholders shall pay to BAG, on a dollar for dollar basis, the entire amount of the 1998 Interim Loss (as hereinafter defined) of the Companies by wire transfer or delivery of other immediately available funds on or before the Interim Due Date. If Stockholders do not pay such 1998 Interim Loss amount to BAG on or before the Interim Due Date, BAG shall have the right to offset and deduct such 1998 Interim Loss amount, on a dollar for dollar basis, from the Escrow Funds, and if no Escrow Funds remain available, then from the Escrow Stock (based on the BAG IPO Share Price). BAG shall have the option to offset and deduct such 1998 Interim Loss amount from the Stockholders on the same ratio basis as the Merger Consideration is allocated amongst the Stockholders in accordance with ADDENDUM 1. Furthermore, if no Escrow Consideration remains available for payment of all or any portion such 1998 Interim Loss amount, then Alan K. Arnold shall pay, reimburse and disburse to BAG all of such 1998 Interim Loss amount that is in excess of any remaining Escrow Consideration, and BAG shall not be required to demand the payment of such 1998 Interim Loss amount from any of the Stockholders other than Alan K. Arnold.

         (c) The 1998 Interim Profit or the 1998 Interim Loss shall be determined by combining the amounts listed on Line 28 (entitled "Profit/Loss") of each monthly Factory Statement of each Company for each month during the Interim Period (including the Closing Month, as hereinafter defined); if the resulting amount is a positive number, it shall be called the "1998 Interim Profit" for purposes hereunder, and if the resulting amount is a negative number, then the positive value of such number it shall be called the "1998 Interim Loss."

         (d) The Companies shall provide copies of all monthly Factory Statements for the Interim Period to BAG and the Subs on the Closing Date and shall provide the Factory Statement of each Company for the month (the "Closing Month") in which the Closing occurs (the "Closing Month Factory Statement") to BAG and the Subs within fifteen (15) days after the last day of the Closing Month, and BAG and the Subs shall have an opportunity to review said monthly Factory Statements for accuracy. The calculation of the 1998 Interim Profit or 1998 Interim Loss, as the case may be, shall be made no later than thirty-five
(35) days following the last day of the Closing Month, and any payment of the 1998 Interim Profit or 1998 Interim Loss by the paying Party, as the case may be, shall be made no later than forty (40) days after said last day of the Closing Month, as set forth in SECTIONS 2.2(a) and (b) hereof (the "Interim Due Date"). If any disputes arise between the Parties with regard to the calculation of the 1997 Interim Profit or the 1998 Interim Loss, and the Parties are unable to resolve such dispute on or before the Interim Due Date, the disputed matter shall be submitted to binding arbitration for resolution.

         (e) In the event the Closing does not occur on the last day of a month, then the profit or loss for the Closing Month, as the case may be, shall be determined by pro-rating the actual profit or loss shown on Line 28 (Profit/Loss) of the Closing Month Factory Statement as of the Closing Date and including in the calculation of the 1998 Interim Profit or the 1998 Interim Loss, as the case may be, only that pro-rated portion of the Closing Month profit/loss which is allocable to the period prior to the Closing Date (inclusive).

2.3 MINIMUM CASH REQUIREMENT. Notwithstanding anything to the contrary contained in this Agreement, immediately upon the consummation of the Closing, the cash account of the Companies must contain a balance equal to an amount that is no less than Eight Hundred Thousand and No/100 Dollars ($800,000.00), on an aggregate basis (the "Minimum Cash Balance"). If the Companies' cash accounts contain a balance, as of the time that is immediately after the consummation of the Closing, that is less than the Minimum Cash Balance, BAG shall have the right to offset and deduct any amount of such deficiency, on a dollar for dollar basis, from the Escrow Funds, and if no Escrow Funds remain available, then from the Escrow Stock (based on the BAG IPO Share Price).

2.4 MINIMUM FLOOR PLAN REQUIREMENT. As of the Date of the Closing Date, the Companies shall not be "Out of Trust," as such term is commonly used in the automotive business and, with respect to Wade Ford, Inc., relates to the floor plan of its new and used cars. As of the Closing Date, Wade Ford Inc.'s floor plan liability must not exceed Wade Ford Inc.'s Floor Plan Assets by more than three percent (3%), where "Floor Plan Assets" shall mean Wade Ford Inc.'s actual inventory of financed automobiles, plus its contracts in transits, plus its current (not over ninety (90) days) fleet car receivables. If, as of the date of Closing Date, the floor plan liability exceeds Wade Ford Inc.'s Floor Plan Assets by more than three percent (3%), then Stockholders shall pay such excess to BAG in cash or other immediately available funds at the Closing. If Stockholders do not pay such excess amount to BAG at the Closing, BAG shall have the right to offset and deduct such excess amount, on a dollar for dollar basis, from the Escrow Funds, and if no Escrow Funds remain available, then from the Escrow Stock (based on the BAG IPO Share Price).


                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                      OF THE COMPANIES AND THE STOCKHOLDERS

         Subject to the Parties' agreement and acknowledgment that all of the Schedules referred to in this Article 3 are to be delivered by the Companies and the Stockholders no later than ten (10) business days after the execution of this Agreement to BAG and the Subs, the Companies and the Stockholders hereby jointly and severally represent and warrant to BAG and the Subs that the statements contained in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 3) as to each Company:

3.1 ORGANIZATION AND GOOD STANDING. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. Each Company is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required except where the lack of such qualification would not have a Material Adverse Effect on each Company. SCHEDULE 3.1(a) hereto lists: (i) the states and other jurisdictions where each Company is so qualified;

and (ii) the assumed names under which each Company conducts business and contains complete and correct copies of each Company's Articles of Incorporation and Bylaws, each as amended and presently in effect.

3.2 SUBSIDIARIES. Except as set forth in SCHEDULE 3.2 hereof, no Company has any subsidiaries or any other interest or investment in any Person.

3.3 CAPITALIZATION. The authorized stock of each Company and the number of shares of capital stock that are issued and outstanding are set forth on
SCHEDULE 3.3(a) hereto. The shares listed on SCHEDULE 3.3(a) hereto constitute all the issued and outstanding shares of capital stock of each Company, have been validly authorized and issued, are fully paid and non-assessable, have not been issued in violation of any pre-emptive rights or of any federal or state securities law and no personal liability attaches to the ownership thereof. Except for as set forth on SCHEDULE 3.3(b) hereto, there is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly: (i) calls for issuance, sale, pledge or other disposition of any shares of capital stock of any Company or any securities convertible into, or other rights to acquire, any shares of capital stock of each Company; (ii) obligates each Company to grant, offer or enter into any of the foregoing; or (iii) relates to the voting or control of such capital stock, securities or rights, except as provided in this Agreement. Neither Company has agreed to register any securities under the Securities Act.

3.4 AUTHORITY, APPROVALS AND CONSENTS. Each Company has the corporate power and authority to enter into this Agreement and the other documents referenced herein or related hereto (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of each Company and no other corporate proceedings on the part of each Company are necessary to authorize and approve this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, each Company, enforceable against each Company in accordance with its terms. The execution, delivery and performance by each Company and the Stockholders of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not:

         (a) contravene any provisions of the Charter or Bylaws of any Company;

         (b) except as set forth on SCHEDULE 3.4(b), conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement, require any consent of waiver of any party to any Company Agreement, except where such conflict or default would not have a Material Adverse Effect on any Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement;

         (c) result in the creation of any Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of any Company (other than the rights of each Sub to acquire the Wade Shares pursuant to this Agreement);

         (d) violate or conflict with any Legal Requirements applicable to each Company or any of its businesses or properties, except where such conflict or default would not have a Material Adverse

Effect on each Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement; or

         (e) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Governmental Authority, other than in connection with or in compliance with the provisions of the Hart-Scott-Rodino Act, except where such conflict or default would not have a Material Adverse Effect on each Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         Except as referred to above, no permit or approval of, or notice to any Governmental Authority is necessary to be obtained or made by each Company to enable each Company to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted and used.

3.5 FINANCIAL STATEMENTS. Attached as SCHEDULE 3.5 are true and complete copies of:

         (a) the unaudited balance sheets of each Company as of December 31, 1994, December 31, 1995 and the audited balance sheets of each Company as of December 31, 1996, and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1994, December 31, 1995 and December 31, 1996, together with the notes thereto;

         (b) the unaudited balance sheet of each Company as of October 31, 1997 (with respect to each Company, the "Balance Sheet") and the unaudited statements of income and stockholders' equity for the 10 month period ended on such date, together with notes thereto; and

         (c) the most recent monthly and year-to-date financial statements provided to Ford Motor Company (with respect to each Company, the "Factory Statements");

(the financial statements referred to in clauses (a) and (b) above, including the notes thereto, being referred to herein collectively as the "Financial Statements"). The Financial Statements of each Company are in accordance with books and records of each Company, fairly present the financial position, results of operations, stockholders' equity and changes in the financial position of each Company as of the dates and for the periods indicated, are in conformity with GAAP consistently applied (except as otherwise indicated in such statements or on SCHEDULE 3.5 hereof) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by each Company for federal income tax purposes. The Financial Statements of each Company include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Financial Statements of each Company do not contain any items of special or non-recurring income except as expressly identified therein, and the balance sheets included in the Financial Statements of each Company do not reflect any write up or revaluation increasing the book value of any assets except as expressly identified therein. The books and accounts of each Company are complete and current in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of each Company consistent with prior practices of each Company. Each Factory Statement is accurate and complete and was prepared in compliance with the requirements of the appropriate automobile manufacturer, including, but not limited to, all requirements set forth in the contract with such automobile manufacturer.

3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Each Company does not have any material liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Sections 3.17 and 3.18 hereof or liabilities for Taxes, except for: (a) liabilities reflected or reserved against in the most recent Financial Statements of each Company; (b) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of each Company's Balance Sheet which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect on each Company; and (c) liabilities disclosed or SCHEDULE 3.6 hereto. Except as set forth in SCHEDULE 3.6 hereto, each Company is not a party to any Company Agreement, or subject to any Charter or Bylaw provision, any other corporate limitation or any Legal Requirement which has, or can reasonably be expected to have, a Material Adverse Effect on each Company. Except as set forth in SCHEDULE 3.6 hereto, none of the employees of each Company is now or will with the passage of time become entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Closing Date.

3.7      ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

         (a) Since December 31, 1996, except as set forth on SCHEDULE 3.7(a) hereto, each Company has operated in the ordinary course of business consistent with past practice and there has not been:

                  (i) any material adverse change in the assets, properties, business, contractual relations, operations, prospects, net income or financial condition of each Company and no factor, event, condition, circumstance or prospective development exists which threatens or may threaten to have a Material Adverse Effect on each Company;

                  (ii) any material loss, damage, destruction or other casualty to the property or other assets of each Company, whether or not covered by insurance;

                  (iii) any material change in any method of accounting or accounting practice of each Company; or

                  (iv) any material loss of the employment, services or benefits of any key employee of each Company.

         (b) Since December 31, 1996, except as set forth in SCHEDULE 3.7(b) hereto, each Company has not:

                  (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

                  (ii) failed to disclose or satisfy any lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

                  (iii) mortgaged, pledged or subjected to any Lien any of its property or other assets except for mechanics' liens and liens for taxes not yet due and payable;

                  (iv) sold or transferred any asset or canceled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practices;

                  (v)      defaulted on any material obligation;

                  (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

                  (vii) written down the value of any inventory or written off as uncollectible any accounts receivable or any portion thereof not reflected in each Company's Financial Statements;

                  (viii) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a Material Adverse Effect on any Company;

                  (ix) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property, or modified any existing rights with respect thereto;

                  (x) made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any shareholder, director, officer, employee, salesman, distributor or agent of each Company other than increases in accordance with past practices not exceeding ten percent (10%) in the aggregate;

                  (xi) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts, or had any material change in its relations with its employees, agents, customers or suppliers;

                  (xii) failed to replenish inventories and supplies in a normal and customary manner consistent with its prior practice, or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of then-current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice;

                  (xiii) instituted, settled or agreed to settle any, or had any material involvement in, litigation, action or proceeding before any court or governmental body relating to each Company other than in the ordinary course of business consistent with past practices but not in any case involving amounts in excess of $100,000;

                  (xiv) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, Taxes or other expenses in connection with, or incurred any severance pay obligations by reason of, this Agreement or the transactions contemplated hereby;

                  (xv) declared, set aside or paid any dividend or other distribution in respect of any shares of capital stock of each Company or any repurchase, redemption or other acquisition by any Stockholder or each Company of any outstanding shares of capital stock or other securities of, or other ownership interest in, each Company;

                  (xvi) made any individual capital expenditure in excess of $25,000 (excluding automobiles, vans and other vehicles that are part of inventory), or aggregate capital expenditures in excess of $100,000 (excluding automobiles, vans and other vehicles that are part of inventory), or additions to property, plant and equipment other than ordinary repairs and maintenance;

                  (xvii) discontinued any franchise or the sale of any products or product line;

                  (xviii) incurred any obligation or liability to any employee for the payment of severance benefits; or

                  (xix) entered into any agreement or made any commitment to do any of the foregoing.

3.8 TAXES. Except as set forth on SCHEDULE 3.8, (i) all Tax Returns required to be filed by or on behalf of each Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects, (ii) all Taxes required to be paid by or on behalf of each Company or in respect of each Company's income, assets or operations have been fully and timely paid,
(iii) each Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation, and no power of attorney with respect to any Tax matter is currently in force, and (iv) all Taxes required to be withheld by each Company have been duly and timely withheld and have been paid over to the appropriate taxing authorities for all periods under all applicable Legal Requirements. Copies of all Tax Returns for each fiscal year since the date of incorporation of each Company have been furnished or made available to the Subs , as applicable, and to BAG or its representatives and such copies are accurate and complete as of the date hereof. Each Company has also furnished or made available to the Subs and BAG correct and complete copies of all material notices and correspondence sent or received since December 31, 1992 by each Company to or from any federal, state or local tax authorities.

         (a) The unpaid Taxes of each Company with respect to periods ended on, prior to or through the date of each Company's Balance Sheet will not exceed by any material amount the reserve for Taxes reflected on such financial statements. Each Company has made adequate provision on its books (on an annual basis) for the payment of all Taxes (including for the current fiscal period) owed by each Company. Except to the extent reserves therefor are reflected on each Company's Balance Sheet, each Company is not liable, or will not become liable, for any Taxes for any period ending on, prior to or through the date of each Company's Balance Sheet.

         (b) Except as set forth on SCHEDULE 3.8 hereto, each Company has not been subject to a federal or state tax audit of any kind and no adjustment has been proposed by the IRS or any other taxing authority with respect to any return for any year. With respect to the audits referred to on SCHEDULE 3.8 hereto, no such audit has resulted in an adjustment in excess of $50,000. Neither each Company nor any of the Stockholders knows of any basis for any assertion of a deficiency for Taxes against each Company.

The Stockholders will cooperate with each Company in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which each Company may be liable or with respect to which each Company may be entitled to a refund.

         (c) Except as set forth on SCHEDULE 3.8 hereto, each Company has not executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any Tax matter is currently in force;

         (d) Except as set forth on SCHEDULE 3.8 hereto, all Taxes required to be withheld by each Company have been duly and timely withheld and have been paid over to the appropriate taxing authorities for all periods under all applicable laws;

         (e) SCHEDULE 3.8 lists all material types of Taxes paid and material types of tax returns filed by or on behalf of each Company. Except as set forth on SCHEDULE 3.8, no claim has been made by a taxing authority in a jurisdiction where each Company does not file tax returns such that it is or may be subject to taxation by that jurisdiction;

         (f) Except as set forth on SCHEDULE 3.8, all deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the tax returns of or covering or including each Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor have Stockholders or each Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in proposed deficiency for any subsequent Tax period.

         (g) Except as set forth on SCHEDULE 3.8, neither each Company nor any other Person (including the Stockholders) on behalf of each Company has: (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by each Company or has Knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of each Company; (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to each Company; or (iii) requested any extension of time within which to file any tax return, which tax return has not since been filed;

         (h) Except as set forth on SCHEDULE 3.8 hereto, no property owned by each Company is: (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code;

         (i) Except as set forth on SCHEDULE 3.8 hereto, none of the Stockholders is a foreign Person within the meaning of Section 1445 of the Code;

         (j) Except as set forth on SCHEDULE 3.8 hereto, each Company is not a party to any tax-sharing or similar agreement or arrangement (whether or not written) pursuant to which it will have any obligation to make any payments after the Closing;

         (k) Except as set forth on SCHEDULE 3.8 hereto, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Subs or their Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in
Section 162(m) of the Code;

         (l) Except as set forth on SCHEDULE 3.8 hereto, each Company is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities;

         (m) Except as set forth on SCHEDULE 3.8 hereto, there are no Liens as a result of any unpaid Taxes upon any of the assets of each Company;

         (n) Except as set forth on SCHEDULE 3.8 hereto, each Company has properly and timely elected under Section 1362 of the Code, and under each analogous or similar provision of state or local law in each jurisdiction where each Company is required to file a tax return, to be treated as an "S" corporation for all taxable periods since the date of incorporation of each Company. Sub I and Sub II, as applicable, have received a copy of any such elections and there has not been any voluntary or involuntary termination or revocation of any such election;

         (o) Except as set forth in SCHEDULE 3.8, each Company has never owned any subsidiaries and has never been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes;

         (p) Except as set forth in SCHEDULE 3.8, each Company does not have any undistributed earnings and profits and has not had for any taxable years gross receipts more than twenty-five percent (25%) of which are "passive investment income" (as defined in Section 1375 of the Code).

3.9      LEGAL MATTERS.

         (a) Except as set forth on SCHEDULE 3.9(a) hereto: (i) to the Knowledge of Seller and each Company, there is no Claim pending against, or threatened against or affecting, each Company, any ERISA Plan) or any of their respective assets, properties or rights before any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, nor is any basis known to the Stockholders or each Company for any such Claims; and (ii) neither each Company nor any of its assets are subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any Governmental Authority, domestic or foreign. SCHEDULE 3.9(a) hereto identifies each Claim and Judgment disclosed thereon.

         (b) The businesses of each Company are being conducted in compliance with all Legal Requirements applicable to each Company or any of its respective businesses or properties. Each Company holds, and is in compliance with, all Permits required by all applicable Legal Requirements. A list of all Permits is set forth on SCHEDULE 3.9(b) hereof. No event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit.

         (c) To the Knowledge of Seller and each Company, there are no proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the business, operations or properties of each Company and which might materially adversely affect the properties, assets, liabilities, operations or prospects of each Company, either before or after the Closing Date.

         (d) SCHEDULE 3.9(d) sets forth all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of each Company's business. Except as set forth in SCHEDULE 3.9(d), all such Governmental Approvals and Consents have been duly obtained and are in full force and effect, and each Company is in compliance with each of such Governmental Approvals and Consents held by it.

         (e) There have been no citations, notices or complaints issued to or received by each Company by the Occupational Health and Safety Administration or any similar state or local agency.

3.10 PROPERTY. The properties and assets owned by or leased to each Company (including improvements to the Real Property (the "Improvements") and all machinery, equipment and other tangible property) are in all material respects adequate for the purposes of which such assets are currently used or are held for use, and are in good repair and operating condition (subject to normal wear and tear) and there are no facts or conditions affecting such assets which could, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as currently used, occupied or operated, or their adequacy for such use.

         (a) OWNED REAL PROPERTY. SCHEDULE 3.10 contains a complete list of all real property owned by each Company (the "Owned Real Property") setting forth the address and owner of each parcel and describing all improvements thereon, including without limitation, the properties reflected as being so owned on each Company's Financial Statements. Each Company has, or on the Closing Date will have, good, valid and marketable fee simple title to the Owned Real Property indicated on SCHEDULE 3.10 as being owned by it, free and clear of all Liens other than Permitted Liens. There are no outstanding leases, options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

         (b) LEASES. SCHEDULE 3.10 contains a complete list of all leases of real property setting forth the address, landlord and tenant for each Lease. Stockholders have delivered to BAG and the Subs complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar applicable laws affecting creditors generally and by the availability of equitable remedies. Each Company is not in default, violation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder (the "Leased Real Property"). Each Company has good and valid title to the leasehold estate under each Lease free and clear of all Liens other than Permitted Liens. Each Company enjoys peaceful and undisturbed possession under its respective Leases for the Leased Real Property.

         (c) FEE AND LEASEHOLD INTERESTS. The Real Property constitutes all the fee and leasehold interests in real property held for use in connection with, necessary for the conduct of, or otherwise material to, the business of each Company as it is currently conducted.

         (d) NO PROCEEDINGS. There are no eminent domain or other similar proceedings pending or threatened affecting any portion of the Real Property. There is no writ, injunction, decree, order or judgment outstanding, nor any action, claim, suit or proceeding, pending or threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property.

         (e) CURRENT USE. The use and operation of the Real Property by each Company does not violate in any material respect any instrument of record or agreement affecting the Real Property. There is no violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over such property or of any other Person entitled to enforce the same affecting the Real Property or the use or occupancy thereof. No damage or destruction has occurred with respect to any of the Real Property that would, individually or in the aggregate, have a Material Adverse Effect on any Company.

         (f) COMPLIANCE WITH REAL PROPERTY LAWS. The Real Property is in full compliance with all applicable building, zoning, subdivision and other land use and similar applicable laws affecting the Real Property (collectively, the "Real Property Laws"), and each Company and the Stockholders have not received any notice of violation or claimed violation of any Real Property Law. There is no pending or anticipated change in any Real Property Law that will have or result in a Material Adverse Effect upon the ownership, alteration, use, occupancy or operation of the Real Property or any portion thereof. No current use by each Company of the Real Property is dependent on a nonconforming use or other Governmental Approval, the absence of which would materially limit the use of such properties or assets held for use in connection with, necessary for the conduct of, or otherwise material to, each Company.

         (g) REAL PROPERTY TAXES. Each parcel included in the Real Property is assessed for real property tax purposes as a wholly independent tax lot, separate from adjoining land or improvements not constituting a part of that parcel.

         (h) LEASED PREMISES. With respect to Leased Real Property, each Company has complied with and caused such premises to comply with: (i) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances or recommendations affecting such premises or any part thereof, or the use thereof, including without limitation, the Americans with Disabilities Act, whether or not such statutes, laws, rules, orders, regulations, ordinances or recommendations which may hereafter be enacted involve a change of policy on the part of the governmental body enacting the same; (ii) all rules, orders and regulations of the National Board of Fire Underwriters or other bodies exercising similar functions and responsibilities in connection with the prevention of fire or other correction of hazardous conditions which apply to such premises; and (iii) the requirements of all policies of public liability, fire and other insurance which at any time may be in force with respect to such premises. Each Company is the owner of the furniture and other personal property utilized in the business and located at such premises.

         (i) CERTIFICATE OF OCCUPANCY; UTILITIES; EMINENT DOMAIN. No certificate of occupancy is required with respect to the Improvements. All utilities servicing the Real Property and the Improvements are provided by publicly dedicated utility lines and are located within public rights-of-way and do not cross or encumber any private land. No notice of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to each Company or the Stockholders with respect to the Real Property.

3.11     ENVIRONMENTAL MATTERS.

         (a) Except as set forth on SCHEDULE 3.11(A) hereto: (i) each Company, the Real Property, the Improvements and any property formerly owned, occupied or leased by each Company are in compliance with all Environmental Laws (as defined below); (ii) each Company has obtained all Environmental Permits (as defined below); (iii) such Environmental Permits are in full force and effect; and (iv) each Company is in compliance with all terms and conditions of such Environmental Permits. As used herein, "Environmental Laws" shall mean all applicable requirements of environ-mental, public or employee health and safety, public or community right to know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including, without limitation, common law), rule, order, or regulations of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to: (A) noise;
(B) pollution or protection of the air, surface water, groundwater or soil; (C) solid, gaseous or liquid waste generation, treatment, storage, disposal or transportation; (D) exposure to Hazardous Materials (as defined below); or (E) regulation of the manufacture, processing, distribution and commerce, use or storage of Hazardous Materials. As used herein, "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law in connection with ownership, use and/or operation of each Company's business or the Real Property or Improvements.

         As used in this Section 3.11, "Hazardous Materials" shall mean, collectively: (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation: the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq. ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State,
1613); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 et seq.) ("OSHA"); and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq. ("HWA"), and in the regulations promulgated pursuant to such laws, all as amended; (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); (iii) any material, waste or substance which is or contains: (A) petroleum, including crude oil or any fraction thereof, natural gas or synthetic gas usable for fuel or any mixture thereof; (B) asbestos; (C) polychlorinated biphenyls; (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1317) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; (F) radioactive materials; and (iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

         (b) Each Company and the Stockholders have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law. No event has occurred with respect to the Real Property, the Improvements or an any property formerly owned, occupied or leased by each Company, which, with the passage of time or the giving of notice, or both, would constitute a violation of or noncompliance with any applicable Environmental Law. Each Company has no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Real Property.

         (c) Except as set forth on SCHEDULE 3.11(C) hereto: (i) neither each Company, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by each Company, nor any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous

Materials or as a landfill or the waste disposal site, and there has been no spill, release or migration of any Hazardous Materials on or under the Real Property and no Hazardous Material is present on or under the Real Property (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of each Company's business in compliance with all Environmental Laws including the existing regulations of the United States Environmental Protection Agency and the State of Georgia requiring spill protection, overfill protection and corrosion protection by December 22,
1998); (ii) none of the Real Property or portion thereof, the Improvements or any property formerly owned, occupied or leased by each Company has been subject to investigation by any Governmental Authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property; and (iii) none of the Real Property, the Improvements or any property formerly owned, occupied or leased by each Company or any site or location where each Company sent waste of any kind, is identified on the current or proposed: (A) National Priorities List under 40 C.F.R. 300 Appendix B; (B) CERCLA Inventory System list; or (C) any use arising from any statute analogous to CERCLA. As used herein, "Remedial Action" shall mean any action required to: (i) clean up, remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; (iv) cure a violation of Environmental Law; or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

         (d) Except as set forth in SCHEDULE 3.11(d) hereto, there have been and are no: (i) above ground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters; (ii) asbestos or asbestos containing materials or radon gas; (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers; or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Real Property, nor have any liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased by each Company in connection with any actual or alleged liability under any Environmental Law.

         (e) Except as set forth on SCHEDULE 3.11(e) hereto: (i) there is no pending or threatened claim, litigation or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving each Company, the Real Property, the Improvements, any property formerly owned, leased or occupied by each Company, any off site contamination affecting the business of each Company or any operations conducted at the Real Property; (ii) there are no ongoing negotiations with or agreements with any Governmental Authority relating to any Remedial Action or other environmental related claim; (iii) each Company has not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment; and (iv) each Company has not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor has any other entity whose liability therefor, in whole or in part, may be attributed to each Company, received such notice claim, demand, suit or request for information.

         (f) The Stockholders and each Company have provided to BAG all environmental studies and reports obtained by them or known to them pertaining to the Real Property, the Improvements, each Company and any property formerly owned, occupied or leased by each Company, and have permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, and any property formerly owned, occupied or leased by each Company, by BAG or BAG's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties.

3.12 INVENTORIES. The values at which inventories are carried on each Company's Balance Sheet reflect the normal inventory valuation policies of each Company, and such values are in conformity with GAAP consistently applied, except that no adjustment to the LIFO reserves will be recorded on such financial statement. All inventories reflected on each Company's Balance Sheet and Company's Factory Statement or arising since the date thereof are currently marketable, are of good, usable and merchantable quality in all material respects, and can reasonably be anticipated to be sold at normal mark-ups within 120 days after the date hereof in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is reflected in each Company Balance Sheet), except for spare parts inventory which inventory is good and usable.

3.13 NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable reflected on each Company's Balance Sheet are good and have been or will have been collected or are collectible in accordance with their terms at their recorded amounts, and are subject to no material defenses, setoffs or counterclaims other than normal cash discounts accrued in the ordinary course of business, subject to the reserve for bad debts set forth on each Company's Balance Sheet, as adjusted for operations and transactions through the Closing Date in the ordinary course of business and consistent with past practices.

3.14 INSURANCE. All material properties and assets of each Company which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which each Company is engaged and customary for companies engaged in similar businesses or owning similar assets. Set forth on SCHEDULE 3.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and each Company has made or will make available to BAG true and complete copies of all such policies. All such policies are in full force and effect sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by each Company.

3.15     CONTRACTS.

         (a) SCHEDULE 3.15 contains a complete list of all agreements, contracts, commitments and other instruments and arrangements (whether written or oral) of the types described below which exceed $10,000 in value or exceed one year in duration (excluding any agreements, contracts, commitments and other instruments and arrangements pertaining to automobiles, vans and other vehicles that are part of inventory) to which each Company is a party or by which it is bound ("Company Agreements"):

                  (i) leases, master rental agreements, service agreements, insurance policies, Governmental Approvals and other contracts concerning or relating to the Real Property (including those referred to on SCHEDULE 3.10);

                  (ii) employment, consulting, agency, collective bargaining or other similar contracts, agreements and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors or consultants;

                  (iii) loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

                  (iv) licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

                  (v)      brokerage or finder's agreements;

                  (vi) joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

                  (vii) asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the sale, lease or disposal of any assets (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

                  (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services;

                  (ix) contracts with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $10,000 per annum or $50,000 in the aggregate;

                  (x) sales agency, manufacturer's representative, dealer, marketing or distributorship agreements;

                  (xi) master lease agreements providing for the leasing of personal property used in, or held for use in connection with, each Company's business;

                  (xii) contracts, agreements or commitments with any employee, director, officer, stockholder or affiliate of each Company;

                  (xiii)   powers of attorney;

                  (xiv) any guaranty, warranty or indemnity, other than standard warranties from any automobile manufacturers with whom each Company has a franchise agreement (or comparable agreement), given by each Company to its customers; and

                  (xv) any other contracts, agreements or commitments that are material to each Company's business.

         (b) Each Company and the Stockholders have delivered to BAG and the Subs complete copies of all written Company Agreements together with all amendments thereto, and accurate descriptions of all material terms of all oral Company Agreements set forth or required to be set forth on SCHEDULE 3.15.

         (c) All Company Agreements are in full force and effect and enforceable against each party thereto, except as such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affected creditors' rights generally or by general principles of equity. There does not exist under any Company Agreement any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of each Company, or any other party thereto, except as set forth in SCHEDULE 3.15 and except for such events or conditions that, individually and in the aggregate: (i) have not had or result in, and will not have or result in, a Material Adverse Effect on any Company; and (ii) have not and will not materially impair the ability of each Company or the Stockholders to perform their obligations under this Agreement. Except as set forth in SCHEDULE 3.15, no consent of any third party is required under any Company Agreement as a result of or in connection with, and the enforceability of any Company Agreement will not be affected in any manner by, the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

         (d) There are no material unresolved disputes involving any Stockholder, each Company or its employees under any Company Agreement.

3.16     LABOR RELATIONS.

         (a) Each Company has paid or made provision for the payment of all salaries and accrued wages and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate Governmental Authority, or is holding for payment not yet due, to such authority, an amounts required by law or agreement to be withheld from the wages or salaries of its employees.

         (b) Except as Set forth on SCHEDULE 3.16(b) hereto, each Company is not a party to any: (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission; (ii) agreement, policy or practice that requires it to pay termination or severance pay to non-exempt or hourly employees (other than as required by law); (iii) collective bargaining agreement or other labor union contract applicable to persons employed by each Company, nor are there any activities or proceedings of any labor union to organize any such employees. Each Company has furnished to BAG complete and correct copies of all such agreements ("Employment and Labor Agreements"). Each Company has not breached or otherwise failed to comply with any material provisions of any Employment or Labor Agreement.

         (c) Except as set forth in SCHEDULE 3.16(c) hereto: (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or threatened, against or affecting each Company, and each Company has not experienced any such material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of each Company; (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of each Company; (iv) the are no charges with respect to or relating to each Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; (v) each Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of each Company and no such investigation is in progress; and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement.

         (d) Each Company has never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Sections 2101-2109, and the regulations promulgated therein.

3.17     EMPLOYEE BENEFIT PLANS.

         (a) Set forth on SCHEDULE 3.17(A) hereto is a true and complete list of:

                  (i) each Employee Pension Benefit Plan maintained by each Company or to which each Company is required to make contributions;

                  (ii) each Employee Welfare Benefit Plan maintained by each Company or to which each Company is required to make contributions; and

                  (iii) True and complete copies of all ERISA Plans have been delivered to or made available to BAG together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(c) of the Code, and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

         (b)      With respect to the ERISA Plans, except as set forth on
SCHEDULE 3.17(b):

                  (i)      there is no ERISA Plan which is a Multiemployer Plan;

                  (ii) no event has occurred or is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

                  (iii) each ERISA Plan has operated since its inception in accordance in all material respects with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500e (or 5500-C or 5500-R) and predecessors thereof; and

                  (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

         (c)      Each Pension Benefit Plan intended to be qualified under
Section 401(a) of the Code:

                  (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under
                           Section 501(a) of the Code and is currently in compliance with applicable federal laws;

                  (ii) has been operated, since its inception, in all material respects in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

                  (iii) is not currently under investigation, audit or review by the IRS and no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under
                           Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

         (d) With respect to each Employee Pension Benefit Plan which is a defined benefit plan under Section 414(j) and, for the purpose solely of Section 3.17(d)(iv) hereof, each defined contribution plan under Section 414(i) of the
Code:

                  (i) no liability to the PBGC under Sections 4062-4064 of ERISA has been incurred by each Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

                  (ii) no PBGC has notified each Company or any Employee Pension Benefit Plan of the commencement of any proceedings under Section 4042 of ERISA to terminate any such plan;

                  (iii) no event has occurred since the inception of any Employee Pension Benefit Plan or is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

                  (iv) no Employee Pension Benefit Plan ever has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code; and

                  (v) if any of such Employee Pension Benefit Plans were to be terminated on the Closing Date: (A) no liability under Title IV of ERISA would be incurred by each Company; and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

         (e) With respect to each Employee Pension Benefit Plan, SCHEDULE 3.17(a) contains a list of all Employee Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

         (f) The aggregate of the amounts of contributions by each Company to be paid or accrued under ERISA Plans for the current fiscal year is not expected to exceed approximately one hundred and ten percent (110%) of the amounts of such contributions for the past fiscal year. To the extent required in accordance with GAAP, each Company's Balance Sheet reflects in the aggregate an accrual of all amounts of employer contributions accrued by and unpaid by each Company under the ERISA Plans as of the date of each Company's Balance Sheet.

         (g) With respect to any Multiemployer Plan: (i) each Company has not, since its formation, made or suffered any "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (ii) there is no withdrawal liability of each Company under any Multiemployer Plan, computed as if a "complete withdrawal" by each Company had occurred under each such Plan as of the Closing Date; and (iii) each Company has not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

         (h)      With respect to the Employee Welfare Benefit Plan:

                  (i) There are no liabilities of each Company under Employee Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date; and

                  (ii)     No claims for benefits are in dispute or litigation.

3.18     OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.

         (a) Set forth on SCHEDULE 3.18(a) hereto is a true and complete list of:

                  (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which each Company maintains or is required to make contributions to;

                  (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director or consultant of each Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

                  (iii) each employee of each Company whose aggregate compensation for the fiscal year ended December 31, 1996 exceeded, and whose aggregate compensation for the fiscal year ending December 31, 1997 is likely to exceed, $50,000. True and complete copies of all of the written plans, arrangements and agreements referred to on SCHEDULE 3.18(A) ("Compensation Commitments") have been provided to BAG together with, where prepared by or for each Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to BAG with respect to any Compensation Commitment which is unwritten.

         (b)      Each Compensation Commitment:

                  (i) since its inception, has been operated in all material respects in accordance with its terms;

                  (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and no such action is contemplated or under consideration;

                  (iii) has no liability for any federal, state, local or foreign Taxes;

                  (iv)     has no claim subject to dispute or litigation;

                  (v) has met all applicable requirements, if any, of the Code; and

                  (vi) has operated, since its inception, in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

3.19 TRANSACTIONS WITH INSIDERS. Set forth on SCHEDULE 3.19 hereto is a complete and accurate description of all material transactions between each Company or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1994.

3.20 PROPRIETY OF PAST PAYMENTS. Except as set forth on SCHEDULE 3.20 hereto, no funds or assets of each Company have been used for illegal purposes; no unrecorded funds or assets of each Company have been established for any purpose; no accumulation or use of each Company's corporate funds or assets has been made without being properly accounted for in the respective books and records of each Company; all payments by or on behalf of each Company have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of each Company for any reason; no payment has been made by or on behalf of each Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and each Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or threatened any investigation of any payment made by each Company of, or alleged to be, the type described in this Section 3.20.

3.21 INTEREST IN COMPETITORS. Except as set forth on SCHEDULE 3.21, neither each Company nor the Stockholders, nor any of their Affiliates, have any interest, either by way of contract or by way of investment (other than as holder of not more than two percent (2%) of the outstanding capital stock of a publicly traded Person, so long as such holder has no other connection or relationship with such Person) or otherwise, directly or indirectly, in any Person other than each Company that is engaged in the retail sale of automobiles in the United States of America.

3.22 BROKERS. Except as set forth on SCHEDULE 3.22, neither Company, nor any director, officer or employee thereof, nor the Stockholders or any representative of the Stockholders, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

3.23 TERRITORIAL RESTRICTIONS. Except as set forth on SCHEDULE 3.23, each Company is not restricted by any written agreement or under-standing with any Person from carrying on its business anywhere in the world. Sub I and Sub II, solely as a result of the transactions contemplated hereby, will not thereby become restricted in carrying on any business anywhere in the world.

3.24     INTELLECTUAL PROPERTY.

         (a) TITLE. SCHEDULE 3.24(a) contains a complete list of all Intellectual Property that is owned by each Company and primarily related to, used in, held for use in connection with, or necessary for the conduct of, or otherwise material to each Company (the "Owned Intellectual Property") other than: (i) inventions, trade secrets, processes, formulae, compositions, designs and confidential business and technical information; and (ii) Intellectual Property that is both not registered or subject to application for registration and not material to each Company. Each Company owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Intellectual Property, free from any Liens (other than Permitted Liens) and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Intellectual Property comprises all of the Intellectual Property necessary for the Subs to conduct and operate the Companies as now being conducted by the Stockholders. Each Company does not infringe on or otherwise conflict with any rights of any Person in respect of any Intellectual Property.

         (b) LICENSING ARRANGEMENTS. SCHEDULE 3.24(b) sets for all agreements, arrangements or laws: (i) pursuant to which each Company has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other Person; and (ii) pursuant to which each Company has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property. Except as set forth on SCHEDULE 3.24(b), all of the agreements or arrangements set forth on SCHEDULE 3.24(b): (A) are in full force and effect in accordance with their terms and no default exists thereunder by each Company or by any other party thereto; (B) are free and clear of all Liens; and (C) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Stockholders have delivered to BAG and the Subs complete copies of all licenses and arrangements (including amendments) set forth on SCHEDULE 3.24(b). All royalties, license fees, charges and other amounts payable by, on behalf of, to, or for the account of, each Company in respect of any Intellectual Property are disclosed in each Company's Financial Statements to the extent material to each Company's Financial Statements.

         (c) LITIGATION. No claim or demand of any Person has been made, nor is there any proceeding that is pending or threatened, which: (i) challenges the rights of each Company in respect of any Intellectual Property; (ii) asserts that each Company is infringing or otherwise in conflict with, or is, except as set forth in SCHEDULE 3.24(b), required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property; or (iii) claims that any default exists under any agreement or arrangement listed on SCHEDULE 3.24(b). None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator or administrative agency.

         (d) DUE REGISTRATION. The Owned Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office, or such other filing offices, and each Company has taken such other actions to ensure full protection under any applicable laws or regulations, and such registrations, filings, issuances and other actions remain in full force and effect.

         (e) USE OF NAME AND MARK. Except as set forth in SCHEDULE 3.24(e), there are, and immediately after the Closing will be, no contractual restriction or limitation pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Subs' right to use the names and marks "Wade Ford" or "Wade Ford Buford" in the conduct of the businesses as presently carried on by the Companies or as such businesses may be extended by the Subs.

3.25 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE 3.25 contains an accurate list, as of the date of this Agreement, of:

         (a) the name of each financial institution in which each Company has accounts or safe deposit boxes;

         (b)      the names in which the accounts or boxes are held;

         (c)      the type of account; and

         (d) the name of each Person authorized to draw thereon or have access thereto.

3.26 DISCLOSURE. Neither each Company nor any Stockholder has made any material misrepresentation to BAG relating to each Company or the Wade Shares, and neither each Company nor any Stockholder has omitted to state to BAG any material fact relating to each Company or the Wade Shares which is necessary in order to make the information given by or on behalf of each Company or the Stockholders to BAG not misleading or which if disclosed would reasonably affect the decision of a Person considering an acquisition of the Wade Shares. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect on any Company, which has not been disclosed in each Company's Financial Statements or the schedules to this Agreement.


                                    ARTICLE 4
               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Subject to the Parties' agreement and acknowledgment that certain of the Schedules referred to in this Article 4 are to be delivered by each Company and the Stockholders no later than ten (10) business days from the date this Agreement is executed, the Stockholders and the Companies hereby jointly and severally represents and warrant to BAG and the Subs that the statements contained in this Article 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article 4) as to each Stockholder:

4.1 OWNERSHIP OF SHARES; TITLE. Each Stockholder is the owner of record and beneficiary of the Wade Shares set forth on SCHEDULE 4.1 hereof and has, and shall transfer to the Subs at the Closing, good and marketable title to the Wade Shares owned by him, free and clear of any and all Liens, claims and encumbrances and free and clear of any restrictions on transfer (other than restrictions on transfer imposed by applicable federal and state securities laws), proxies and voting, or other agreements. Each Stockholder is not a party to any option, warrant, purchase right or other contract or commitment that could require any Stockholder to sell, transfer or otherwise dispose of the Wade Shares (other than this Agreement). Each Stockholder is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of a Company.

4.2 AUTHORITY. Each Stockholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby (including the disposition of the Wade Shares to the Subs as contemplated by Agreement). This Agreement has been duly executed and delivered by each Stockholder and constitutes a valid and binding obligation of each Stockholder, enforceable against each Stockholder in accordance with its terms. Except as set forth on
SCHEDULE 4.2, the execution, delivery and performance of this Agreement by each Stockholder and the consummation of the transactions contemplated hereby, do not and will not:

         (a) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which any Stockholder is a party or to which any Stockholder or any of Stockholders' property is subject;

         (b) violate or conflict with any Legal Requirements applicable to any Stockholder or any of such Stockholder's businesses properties; or

         (c) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Governmental Authority, except in connection with or in compliance with the provisions of the Hart-Scott-Rodino Act.

4.3 BROKER'S FEES. Each Stockholder has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which BAG or the Subs could become liable or obligated.

4.4 INVESTMENT. Each Stockholder: (a) understands that any BAG Stock Consideration Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering; (b) is acquiring any BAG Stock Consideration Shares solely for his own account for investment purposes, and not with a view to the distribution thereof; (c) is a sophisticated investor with knowledge and experience in business and financial matters; (d) has received certain information concerning BAG and has had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding any BAG Stock Consideration Shares; (e) is able to bear the economic risk and lack of liquidity inherent in holding any BAG Stock Consideration Shares; and (f) is an Accredited Investor for the reasons set forth on ADDENDUM
3. Each Stockholder further acknowledges and understands that the representations and warranties of the Stockholders and each Company set forth in this Agreement will be used and relied on by BAG and the Subs to prepare and file the Registration Statement with the Securities and Exchange Commission.


                                    ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF BAG AND THE SUBS

         BAG and the Subs hereby jointly and severally represent and warrant to each Company and the Stockholders that the statements contained in this Article 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article 5) as to BAG, Sub I and Sub II:

5.1 ORGANIZATION AND GOOD STANDING. BAG and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. BAG and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of BAG and its subsidiaries would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect on BAG and its subsidiaries, taken as a whole.

5.2 AUTHORITY; APPROVALS AND CONSENTS. BAG and the Subs have the corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of BAG and the Subs, enforceable against BAG and the Subs in accordance with its terms. Except as set forth on
SCHEDULE 5.2 hereto, the execution, delivery and performance by BAG and the Subs of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

         (a) contravene any provisions of the certificate of incorporation or bylaws of BAG or the Subs;

         (b) (after notice or lapse of time or both) conflict with, result in a breach of any provision, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any agreements to which BAG or the Subs are a party (the "BAG Agreements") or require any consent or waiver of any party to any BAG Agreement other than agreements the breach or violation of which could not reasonably be expected to have a Material Adverse Effect on BAG and its subsidiaries, taken as a whole;

         (c) violate or conflict with any Legal Requirements applicable to BAG or any of its subsidiaries or any of their respective businesses or properties; or

         (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any Governmental Authority, except in connection with or in compliance with the provisions of the Hart-Scott-Rodino Act.

5.3 BROKERS. Neither BAG, the Subs nor any of their directors, officers or employees has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Real Estate Agreement.

5.4 DISCLOSURE. Neither BAG nor the Subs has made any material misrepresentations to the Stockholders and neither BAG nor the Subs has omitted to state to the Stockholders any material fact relating to BAG or the Subs which is necessary in order to make the information given by BAG or the Subs not misleading or which if disclosed would reasonably affect the decision of a Person considering the sale of the Wade Shares. No fact, event, condition or contingency exists or has occurred which has, or in the future can reasonably be expected to have, a Material Adverse Effect on BAG or Sub I or Sub II, which has not been disclosed in the financial statements of BAG, Sub I or Sub II.


                                    ARTICLE 6
                       COVENANTS AND ADDITIONAL AGREEMENTS

6.1 ACCESS; CONFIDENTIALITY. Between the date hereof and the Closing Date, the Stockholders and each Company will: (a) provide to the officers and other authorized representatives of BAG and the Subs full access, during normal business hours and upon reasonable advanced notice, to any and all premises, properties, files, books, records, documents and other information of each Company, and will cause each Company's officers to furnish to BAG and its authorized representatives any and all financial, technical and operating data with other information pertaining to the businesses and properties of each Company (including the Real Property and the Improvements); and (b) make available for inspection and copying by BAG and the Subs true and complete copies of any documents relating to the foregoing. BAG and the Subs will make their best efforts not to cause any material disruptions to the business operations of each Company in conducting the due diligence described in the previous sentence. BAG and the Subs will hold, and will cause their representatives to hold, in confidence (unless and to the extent compiled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information (as defined below) and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of BAG and the Subs. If this Agreement is terminated, BAG and the Subs will, and will cause their representatives to, promptly return to each Company all Confidential Information furnished by such Company, including all copies and summaries thereof. As used herein, "Confidential Information" with respect to each Company shall mean all information concerning such Company obtained by BAG, the Subs and their representatives from such Company in connection with the transactions contemplated by this Agreement, except information (i) ascertainable or obtained from public information; (ii) received from a third party not employed by or otherwise affiliated with such Company; or (iii) which is or becomes known to the public other than through a breach by BAG or the Subs or any of their representatives of this Agreement. The Stockholders and the Companies will hold, and will cause their representatives to hold, in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law) all Confidential Information regarding BAG, Subs or the Registration Statement and will not disclose the same to any third party or use the same for any purpose except as may be reasonably necessary to carry out this Agreement and the transactions contemplated hereby. If this Agreement is terminated, the Stockholders and the Companies will, and will cause their representatives to, promptly return to BAG, upon the reasonable request of BAG, all Confidential Information furnished by BAG or Subs or which relates to the Registration Statement, including all copies and summaries thereof. If the Closing does occur, the Stockholders shall continue to comply with and be bound by these nondisclosure and nonuse obligations for a period of five (5) years following the Closing, except that, with respect to any such Confidential Information which constitutes a trade secret under the laws of the State of Georgia, the Stockholders shall continue to comply with and be bound by these nondisclosure and nonuse obligations for so long as such Confidential Information remains a trade secret.

6.2 FURNISHING INFORMATION; ANNOUNCEMENTS. The Stockholders and each Company, on the one hand, and BAG and the Subs, on the other hand, will, as soon as practical after reasonable request therefor, furnish to the other all information concerning the Stockholders and each Company or BAG and the Subs, respectively, required for inclusion in any statement or application made by BAG or the Subs or a Company or the Stockholders to any governmental or regulatory body or to any manufacturer or distributor or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholders nor any Company, on the one hand, nor BAG or the Subs, on the other hand, nor any representative thereof, shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law. BAG shall reimburse each Company and the Stockholders for any reasonable expenses incurred by such Company and the Stockholders in connection with this Section.

6.3      CERTAIN CHANGES AND CONDUCT OF BUSINESS.

         (a) Except as set forth on SCHEDULE 6.3(a), from and after the date of this Agreement and until the Closing Date, each Company shall, and the Stockholders shall cause each Company to, conduct its businesses solely in the ordinary course consistent with past practices and, without the prior written consent of BAG, neither the Stockholders nor any Company will, except as required or settled pursuant to the terms hereof, permit any Company to:

                  (i) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

                  (ii) make any change in its Bylaws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any material term of any if its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

                  (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; (B) issue any securities convertible or exchangeable for debt securities of any Company; or (C) issue any options or other rights to acquire from any Company, directly or indirectly, debt securities of any Company or any security convertible into or exchangeable for such debt securities;

                  (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts (which will be set forth in SCHEDULE 3.15 hereto) and dispositions in the ordinary course of business consistent with past practices;

                  (v) subject any of its assets, or any part thereof, to any Liens or suffer such to be imposed other than such liens as may arise in are ordinary course of business consistent with past practices;

                  (vi) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business, consistent with past practices;

                  (vii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment severance or consulting agreement, grant any general increase in the compensation of officers or employee (including any such increase pursuit to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in compensation payable or to become playable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

                  (viii) make or commit to make any individual material capital expenditure in excess of $10,000, or aggregate capital expenditures in excess of $50,000, except in the ordinary course of business;

                  (ix) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates, except in the ordinary course of business;

                  (x) guarantee any indebtedness for borrowed money or any other obligation of any other Person, other than in the ordinary course of business consistent with past practice;

                  (xi) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

                  (xii) make any loan, advance or capital contribution to investment in any Person, except in the ordinary course of business;

                  (xiii) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

                  (xiv) settle, release or forgive any material claim or litigation or waive any material right;

                  (xv) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice; or

                  (xvi)    commit itself to do any of the foregoing.

         (b) Except as set for the on SCHEDULE 6.3(b), from and after the date hereof and until the Closing Date, the Stockholders and each Company will use their reasonable best efforts to cause each Company to:

                  (i) continue to maintain, in all material respects, each Company's properties, all Real Property and all Improvements in accordance with present practices in a condition suitable for their current use;

                  (ii) comply with all applicable Environmental Laws, and, in the event it shall receive notice that there exists a violation of any Environmental Law with respect to its operations, any Improvements or any Real Property, promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy such violation in accordance with all applicable Environmental Laws;

                  (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all Taxes, assessments, fees and other charges lawfully levied or assessed against it unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

                  (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

                  (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

                  (vi) continue to conduct its business in the ordinary course consistent with past practices.

6.4 NO INTERCOMPANY PAYABLES OR RECEIVABLES. At the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholders and any of their Affiliates, on the one hand, and any Company, on the other hand, except for the Stockholders' loans as set forth in Section
6.13 hereof, which shall be paid in full on or before the Closing Date.

6.5 NEGOTIATIONS. Until the earlier of the Closing Date Deadline or the termination of this Agreement pursuant to Section 8.1 hereof, no Stockholder, nor any Company, nor any Company's officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Stockholders, any Company or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than BAG or its representatives) concerning any merger, sale of assets (other than in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving any Company. The Stockholders shall promptly communicate to BAG any inquiries or communications concerning any such transaction (including the identity of any Person making such inquiry or communication) which the Stockholders may receive or of which the Stockholders may become aware.

6.6 CONSENTS; COOPERATION. Subject to the terms and conditions hereof, the Stockholders and each Company and BAG and the Subs will use their respective best efforts at their own expense:

         (a) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all Government Approvals, and make all filings and registrations with Governmental Authorities which are required on their respective parts for: (i) the consummation of the transactions contemplated by this Agreement; (ii) the ownership or leasing and operating after the Closing by each Company of all its material properties; and (iii) the conduct after the Closing by each Company of its businesses as conducted by it on the date hereof;

         (b) to obtain approval of Ford Motor Company of the proposed Agreement herein and each Company and the Subs and the dealer Wade Ford, Inc. in Smyrna, Georgia and Wade Ford Buford, Inc. in Buford, Georgia;

         (c) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including Governmental Authorities) challenging this Agreement or the transactions contemplated hereby; and

         (d) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

6.7 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the Parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each Company shall take all such necessary action. Furthermore, each Stockholder and the officers and directors of each Company expressly agree to execute any and all additional documents, and to provide any and all additional information, that are required by the Georgia Business Corporation Code, the rules and regulations of the Securities Act, any other Governmental Authority, or reasonably requested by counsel to BAG or the Subs, to effectuate the transactions contemplated by this Agreement.

6.8 INTERIM FINANCIAL STATEMENTS. If requested by BAG and at BAG's expense, within thirty (30) days after the end of each calendar month after October 31, 1997, each Company shall deliver to BAG unaudited balance sheets of such Company at the end of such calendar month and at the end of the corresponding calendar month of the previous fiscal year, together with the related unaudited statements of income and cash flow for the first months then ended of each Company. Each Company will also deliver to BAG copies of such Company's Factory Statements provided to Ford Motor Company after the date hereof within five (5) days of their delivery to Ford Motor Company. All such financial statements shall fairly present the financial position and results of operations of each such Company as of the date or for the periods indicated. All unaudited financial statements delivered pursuant to this Section 6.8 shall be prepared on a basis consistent with each Company's Financial Statements.

6.9 NOTIFICATION OF CERTAIN MATTERS. Between the date hereof and the Closing, each Party to this Agreement will give prompt notice in writing to the other Party hereto of: (i) any information that indicates that any representation and warranty of such Party contained herein was not true and correct as of the date made, or will not be true and correct as of the Closing;
(ii) the occurrence of any event which could result in the failure to satisfy a condition specified in Article 7 or Article 8 hereof, as applicable; (iii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement; and (iv) in the case of the Stockholders and each Company, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement set forth on SCHEDULE 3.15. Each Company and the Stockholders will: (a) promptly advise BAG of any event that has, or could reasonably be expected in the future to have, a Material Adverse Effect on any Company; (b) confer on a regular and frequent basis with one or more designated representatives of BAG to report operational matters and to report the general status of ongoing operations; and (c) notify BAG of any emergency or other change in the normal course of business or relating to the Real Property or Improvements of each Company and the Stockholder Real Property and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Authority or adjudicatory proceedings involving any Company, the Real Property or the Improvements or the Stockholder Real Property and will keep BAG fully informed of such events and permit BAG's representatives access to all materials prepared in connection therewith. Each Stockholder shall give prompt notice to BAG of any notice or other communication from any third Person asserting any right, title or interest in any of the Wade Shares held by such Stockholder, including, without limitation, any threat to commerce, or notice of the commencement of any action or other proceeding with respect to the Wade Shares, or the occurrence of any other event of which such Stockholder has Knowledge which could result in any failure to consummate the sale of the Wade Shares as contemplated hereby. The delivery of any notice pursuant to this Section 6.9 shall not be deemed to: (i) modify the representations and warranties hereunder of the Party delivering such notice, which modification may only be made pursuant to the last part of this Section 6.9; (ii) modify the conditions set forth in Articles 7 and 8; or (iii) limit or otherwise affect the remedies available hereunder to the Party receiving such notice. Each Party hereto agrees that with respect to the representations and warranties of such Party contained in this Agreement, such Party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including, without limitation, for purposes of determining whether the conditions set forth in Section 7.1 and Section 8.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 6.9. No amendment or supplement to a schedule shall be made later than forty-eight (48) hours prior to the anticipated effectiveness of the Registration Statement.

6.10 ASSURANCE BY THE STOCKHOLDERS. Each Stockholder shall use its best efforts to cause each Company to comply with its respective covenants set forth in this Agreement.

6.11 ANTITRUST IMPROVEMENTS ACT COMPLIANCE. BAG, the Stockholders and each Company, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by the respective "ultimate parent" entities under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated herein. BAG shall pay the Hart-Scott-Rodino Act filing fee relating to such filings. The Parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the Hart-Scott-Rodino Act to terminate or expire at the earliest possible date, and to resist vigorously, at BAG's expense (including, without limitation, the institution or defense of legal proceedings), any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; provided, however, that if BAG shall determine that continuing such resistance is not in its best interest, BAG may, by written notice to the other Parties, terminate this Agreement with the effect set forth in Section 9.2 hereof.

6.12 USE OF BUSINESS NAME. After the Closing Date, BAG and each Company may use the names "Wade Ford" and "Wade Ford Buford" in connection with business of each Company, respectively. After the Closing, none of the Stockholders nor any of their Affiliates shall ever use, without the prior written permission of BAG, which permission BAG may withhold or deny in its sole discretion for any reason whatsoever, the names "Wade Ford" and "Wade Ford Buford" in connection with the sale or servicing of new or used automobiles, light-duty trucks or any other motorized vehicles.

6.13 RELATED PARTY / STOCKHOLDERS LOAN. On or before the Closing Date, the Stockholders shall cause each Company to pay, and each Company shall pay, all of the outstanding principal and all accrued but unpaid interest on any related Party/Stockholder loans (the "Stockholder Loans"). For purposes of this Section, the Stockholder Loans shall mean the loans to each Company from Stockholders and their Affiliates as set forth on such Company's Balance Sheet and listed on
SCHEDULE 6.13.

6.14 STOCK RESTRICTION AGREEMENT. Prior to the Closing Date, any and all stock restriction agreements, buy/sell agreements, shareholder agreements or other similar agreements of each Company (the "Stock Restriction Agreement") shall be terminated in accordance with its terms and the parties thereto shall have released any and all claims arising under or relating to the Stock Restriction Agreement and its termination.

6.15 PERSONAL ITEMS. The Parties acknowledge and agree that the Stockholders may retain certain personal items (which items are not reflected as assets on any Company's Balance Sheet). These items will include personal pictures, awards and mementos.

6.16 LIABILITY FOR TRANSFER TAXES. Stockholders shall be responsible for the timely payment of, and shall indemnify and hold harmless BAG and the Subs against, all income, sales (including without limitation bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes") arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement. Stockholders shall prepare and timely file all tax returns required to be filed in respect of Transfer Taxes (including without limitation all notices required to be given with respect to bulk sales taxes), provided that the Subs shall be permitted to prepare any such tax returns that are the primary responsibility of the Subs under applicable law.

6.17 CERTIFICATES OF TAX AUTHORITIES. On or before the Closing Date, Stockholders shall provide to the Subs copies of certificates from the appropriate taxing authority stating that no Taxes are due to any state or other taxing authority for which the Subs could have liability to withhold or pay Taxes with respect to the sale of any Company. If Stockholders fail to provide such certificates, the Subs shall withhold or, where appropriate, escrow such amount as necessary based upon Sub's reasonable estimate of the amount of such potential liability, or as determined by the appropriate taxing authority, to cover such Taxes until such time as certificates are provided.

6.18 RELEASE BY STOCKHOLDERS. The Stockholders hereby agree and confirm that they hereby fully release, acquit and forever discharge each Company, together with each Company's successors, assigns, affiliates, parent and related parties, from any and all Claims, except for compensation payable to the Stockholders by each applicable Company for the most recent standard payroll period (based upon each Company's standard practices) which have not been paid plus the reasonable reimbursable expenses based upon the past practices of each Company.

6.19 ELECTION OF DIRECTOR. At an appropriate time, to be determined by BAG in its sole discretion, prior to the Closing, Mr. Alan Arnold, if he so desires, shall be elected to become a member of the board of directors of BAG.

6.20 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Companies and the Stockholders shall furnish or cause to be furnished to BAG and the underwriters of the BAG IPO (the "Underwriters") all of the information concerning the Companies and the Stockholders required for inclusion in, and will cooperate fully and completely with BAG, BAG's legal counsel, BAG's accountants and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including any and all audited financial statements, as required by the applicable securities laws and regulations, prepared in accordance with generally accepted accounting principles, in form suitable for inclusion in the Registration Statement).

6.21 AUDITS. For purposes of any audits that are to be conducted by the Accountants as required by this Agreement, BAG shall instruct the Accountants to conduct such audits in a manner that is consistent with the accounting practices that are utilized by the Accountants in their audits of BAG.

                                    ARTICLE 7
                      CONDITIONS TO THE OBLIGATIONS OF BAG
                       AND THE SUBS TO EFFECT THE CLOSING

         The Obligations of BAG and the Subs required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by BAG and the Subs in writing as provided herein except as otherwise required by applicable law:

7.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS; COVENANTS. Each of the representations and warranties of each Company and the Stockholders contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of each Company and the Stockholders required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Subs shall have received a certificate, dated the Closing Date and duly executed by the Stockholders and each Company, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

7.2      AUTHORIZATION; CONSENT.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby shall have been duly and validly taken by each Company. All filings required to be made under the Hart-Scott-Rodino Act in connection with transactions contemplated hereby shall have been made, and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with Governmental Authorities, and all Government Approvals and all third persons, including, but not limited to, all automobile manufacturers with whom each Company has a franchise agreement (or comparable agreement), required to consummate the transactions contemplated hereby and all other consents or waivers shall have been made or obtained.

7.3 OPINIONS OF EACH COMPANY'S AND THE STOCKHOLDER'S COUNSEL. BAG and the Subs shall have been furnished with the opinion of each Company's and the Stockholders' counsel, dated the Closing Date, in a form as set forth on EXHIBIT C-1 attached hereto and incorporated herein.

7.4 ABSENCE OF LITIGATION. No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect: (a) that prevents or delays the consummation of any of the transactions contemplated hereby; or (b) would impose any limitation on the ability of BAG or the Subs effectively to exercise all rights of ownership of the Wade Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or the Transaction Documents or seeking damages in connection therewith which BAG or the Subs, in good faith and with the advice of counsel, believes it makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

7.5 NO MATERIAL ADVERSE EFFECT. During the period from December 31, 1996 to the Closing Date, there shall not have been any Material Adverse Effect on any Company, other than payments to Stockholders in accordance with the terms of this Agreement.

7.6 REGISTRATION STATEMENT. BAG shall have filed with the SEC a registration statement on Form S-1 (the "Registration Statement") covering the offer and sale of the BAG IPO Stock. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, shares of BAG IPO Stock. The closing of the sale of the BAG IPO Stock to the underwriters shall have occurred simultaneously with the Closing hereunder.

7.7 COMPLETION OF DUE DILIGENCE. BAG and the Subs shall have completed their due diligence examination of each Company, and the results of such examination shall be reasonably satisfactory to BAG and the Subs; provided, however, that the conditions contained in this SECTION 7.7 shall not be a condition precedent to the Obligations of BAG and the Subs hereunder after the date that is sixty (60) days after the date hereof.

7.8      REAL ESTATE PURCHASE AGREEMENTS; LEASES.

         (a) REAL ESTATE PURCHASE OPTION. The Stockholders and the Subs or their respective assignees shall have entered into an option to purchase substantially in the form attached hereto as EXHIBIT D (the "Real Estate Option Agreements") pursuant to which Subs or their assignee shall have the options to purchase one or both of the real property parcels owned by Mr. Alan Arnold and used in the business of Wade Ford, Inc. and Wade Ford Buford, Inc. (the "Arnold Properties"). The Subs must exercise their respective options to purchase the Arnold Properties pursuant to the Real Estate Option Agreements on or before the date that is thirty (30) days after the Closing Date (the "Real Estate Option Deadline"), and the real estate transactions underlying each such Real Estate Option Agreement must be consummated on or before the date that is sixty (60) days after the date on which each of the Sub's exercises its option.

         (b) LEASES. In addition to the Real Estate Option Agreements, the real estate leases affecting the Arnold Properties as of the date hereof (the "Arnold Leases") shall have been modified and amended upon terms that are mutually acceptable to the Parties and substantially as follows: (i) Each Arnold Lease shall be for a term of ten (10) years and the lessees shall have options to renew each Arnold Lease for two (2) additional terms of five (5) years each;
(ii) each Arnold Lease shall be a triple net lease; (iii) the base monthly rental for each Arnold Lease for the period beginning on the Closing Date and ending on the date that is twelve months after the Closing Date (the "Lease Anniversary") shall equal the same base monthly rental in effect with respect to the Arnold Leases as of the date hereof; (iv) the base monthly rental for each Arnold Lease for the one year period following the Lease Anniversary shall equal one percent (1%) of the Fair Market Value (as hereinafter defined) of each respective Arnold Property (the "Initial FMV Rent"); (v) on the second anniversary after the Closing Date, and on every second (2nd) anniversary thereafter, the base monthly rental of each Arnold Lease shall increase to an amount equal to the base monthly rental then in effect plus an amount equal to a percentage increase in the Consumer Price Index published from time to time by the United States Department of Labor ("CPI") for the Atlanta metropolitan area from the time of the last adjustment to the base monthly rental, or, in the event no CPI is published, a comparable index. BAG or another operating Subsidiary of BAG reasonably acceptable to the lessors of the Arnold Leases shall unconditionally guaranty the payments and performance of each lessee under each Arnold Lease. For purposes herein, the term "Fair Market Value" shall be the amount determined by the mutual agreement of the Parties subsequent to valuations of each Arnold Property by an appraiser selected by the Subs and a second appraiser selected by Mr.

Alan K. Arnold. If the Parties do not reach an agreement with respect to the Fair Market Value, a third appraiser shall be selected by the two initial appraisers and the third appraiser shall determine the Fair Market Value, and said third appraiser's determination shall be binding on the Parties. The costs of such a third appraiser, if any, shall be shared equally by the Parties.

7.9 CERTIFICATES. The Stockholders and officers of each Company shall have furnished BAG and the Subs with a certificate, dated as of the Closing Date and substantially in the form attached hereto as EXHIBIT E-1 and E-2, executed by the Stockholders and said officers certifying to the fulfillment of the conditions set forth in Sections 7.5 and 7.14 hereof, and shall have furnished BAG and the Subs with such any other certificates of its officers as BAG and the Subs may reasonably request to evidence compliance with the conditions set forth in this Article 7.

7.10 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Stockholders and each Company under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Stockholders and each Company in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for BAG and the Subs.

7.11 APPROVAL OF MANUFACTURER AND DISTRIBUTOR. Ford Motor Company shall have consented to, authorized and approved the transactions contemplated by this Agreement on reasonable terms that are acceptable to BAG and Sub I and Sub II in their sole discretion.

7.12 REGISTRATION RIGHT AGREEMENT. BAG and the Stockholders shall have entered into a registration rights agreement with respect to the BAG Stock Consideration Shares substantially in the form attached hereto as EXHIBIT F (the "Registration Rights Agreement").

7.13 EMPLOYMENT AGREEMENTS; NON-COMPETITION AGREEMENTS. The Subs, the Companies, Mr. Alan Arnold, Mr. Gary Billings and other key employees of the Companies, as mutually selected by the Parties, shall have entered into employment agreements in the forms attached hereto as EXHIBITS G-1 and G-2 (the "Employment Agreements") and non-competition agreements in the forms attached hereto as EXHIBITS H-1 and H-2.

7.14 ENVIRONMENTAL LAWS. Each Company shall be in material compliance with all applicable Environmental laws.

7.15 LEASE TERMINATION AGREEMENT / MEMORANDUM OF LEASE / CONSENTS AND ESTOPPELS. The appropriate parties shall have executed a lease termination agreement and a memorandum of lease with respect to each lease listed in
SCHEDULE 3.10 in form and substance satisfactory to BAG and each Company. Alternatively, if the transactions contemplated hereby would constitute an "assignment" pursuant to said leases, Sub I or Sub II, as applicable, shall have received consents from the lessor of each such lease to the "assignment" of such lease to Sub I or Sub II, as applicable, to the extent such consent is required by such applicable lease. Sub I and Sub II shall also have received estoppel certificates addressed to Sub I or Sub II, as applicable, from the lessor of each such Lease, dated within thirty (30) days prior to the Closing Date, identifying the lease documents and any amendments thereto, stating that such lease is in full force and effect and that the tenant is not in default under such lease and no event has occurred that, with notice or lapse of time or both, would constitute a default by the tenant under such lease and containing any other information reasonably requested by Sub I or Sub II, as applicable.

7.16 RESIGNATION OF EACH COMPANY'S DIRECTORS AND OFFICERS. Each of the persons who is a director or officer of each Company on the Closing Date shall have tendered to the Subs in writing his or her resignation as such director or officer in a form and substance satisfactory to the Subs and BAG.

7.17 SCHEDULES. Each Company and the Stockholders shall have delivered to BAG and the Subs all Schedules referred to in Articles 3 and 4 of this Agreement and such Schedules shall be acceptable in form and substance satisfactory to BAG and the Subs.

7.18 SHARE CERTIFICATES. Certificates representing one hundred percent (100%) of the shares of common stock of Wade Ford, Inc. and Wade Ford Buford, Inc. shall have been, or shall at the Closing be, validly delivered and transferred to Sub I and Sub II, respectively, free and clear of any and all Liens.

7.19 NON-FOREIGN STATUS. Each of the Stockholders shall have provided BAG and the Subs with an affidavit of non-foreign status that complies with Section 1445 of the Code.


                                    ARTICLE 8
                CONDITIONS TO THE OBLIGATIONS OF THE STOCKHOLDERS
                              TO EFFECT THE CLOSING

         The obligations of the Stockholders and each Company required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Companies and the Stockholders in writing as provided herein except as otherwise required by applicable law:

8.1 REPRESENTATIONS AND WARRANTIES; AGREEMENTS. Each of the representations and warranties of BAG and the Subs contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of BAG and the Subs required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Stockholders shall have received a certificate, dated the Closing Date and duly executed by an officer of BAG and of the Subs to the effect that the conditions set forth in the preceding two sentences have been satisfied.

8.2      AUTHORIZATION OF THE AGREEMENT; CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by BAG and the Subs. All filings required to be made under the Hart-Scott-Rodino Act in connection with transactions contemplated hereby shall have been made, and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with Governmental Authorities, and all Government Approvals and all third persons, including, but not limited to, all automobile manufacturers with whom each Company has a franchise agreement (or comparable agreement), required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

8.3 OPINIONS OF BAG'S AND SUB'S COUNSEL. The Stockholders shall have been furnished with the opinion of The Whicker Law Firm, counsel to BAG and the Subs, dated the Closing Date, in a form as set forth on EXHIBIT C-2 attached hereto and incorporated herein.

8.4 ABSENCE OF LITIGATION. No order, stay, judgment or decree shall have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

8.5      REAL ESTATE PURCHASE AGREEMENTS; LEASES. The conditions set forth in
SECTION 7.8 above shall have been satisfied.

8.6 CERTIFICATES. BAG and the Subs shall have furnished the Stockholders with such certificates of its officers and others to evidence compliance with the conditions set forth in this Article as may be reasonably requested by the Stockholders.

8.7 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of BAG or the Subs under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of BAG or the Subs in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholders.

8.8 REGISTRATION STATEMENT. BAG shall have filed with the SEC the Registration Statement covering the offer and sale of the BAG IPO Stock. The Registration Statement shall have been declared effective by the SEC and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, shares of BAG IPO Stock. The closing of the sale of the BAG IPO Stock to the underwriters shall have occurred simultaneously with the Closing hereunder.

8.9 REGISTRATION RIGHT AGREEMENT. BAG and the Stockholders shall have entered into the Registration Rights Agreement with respect to the BAG Common Stock substantially in the form attached hereto as EXHIBIT F.

8.10 EMPLOYMENT AGREEMENTS. The Subs, the Companies, Mr. Alan Arnold and Mr. Gary Billings and other key employees of the Companies, as mutually selected by the Parties, shall have entered into the Employment Agreements.

8.11 STOCK PRICE PROTECTION AGREEMENT. BAG and the Stockholders shall have entered into the Agreement substantially in the form attached hereto as EXHIBIT I with respect to certain stock price protection in favor of the Stockholders.

8.12 CONSIDERATION. The Subs shall have tendered to the Stockholders the Merger Consideration (less the Escrow Consideration) payable to the Stockholders at the Closing and shall have placed into escrow the Escrow Consideration.


                                    ARTICLE 9
                                   TERMINATION

9.1      TERMINATION. This Agreement may be terminated at any time prior to
Closing:

         (a) by written mutual consent of BAG, the Subs and the Stockholders;

         (b) by either BAG, the Subs or the Stockholders by written notice if the Closing shall not have taken place on or prior to the Closing Date Deadline, or such other date as shall have been approved by BAG, the Subs and the Stockholders in writing (provided that the terminating Party is not otherwise in material breach of its representation, warranties, covenants or agreements under this Agreement);

         (c) by BAG, the Subs or the Stockholders if any court of competent jurisdiction in United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, any such order, decree, ruling or other action shall have become final and non-appealable;

         (d)      by BAG or the Subs if any of the conditions specified in
Article 7 hereof have not been met or waived by BAG or the Subs at such time as such condition is no longer capable of satisfaction (provided that neither BAG nor the Subs is otherwise in material breach of its representations, warranties, covenants or agreements under this Agreement);

         (e)      by the Stockholders if any of the conditions specified in
Article 8 hereof have not been met or waived by the Stockholders at such time as such condition is no longer capable of satisfaction (provided that neither the Stockholders nor any Company is otherwise in material breach of his or its representations, warranties, covenants or agreements under this Agreement); or

         (f) by either BAG, the Subs or the Stockholders if there has been a material breach on the part of the other of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the breaching Party of written notice of such breach.

         If BAG, the Subs or the Stockholders shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effectuated by written notice to the other Parties specifying the provision hereof pursuant to which such termination is made.

9.2 PROCEDURE AND EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9.1 above, this Agreement shall forthwith become null and void, and none of the Parties hereto or any of their respective officers, directors, employees, agents, affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto, except for (a) any liability arising out of any breach of this Agreement prior to its termination; (b) the obligations contained in Section 6.1 and
Section 6.2 hereof, and (d) as set forth below in this Section 9.2:

                  (i) If this Agreement is terminated by the Stockholders or the Companies pursuant to the provisions of
                           Section 9.1(b) above, Sub I and Sub II shall, within five (5) days of written demand therefore by the Stockholders, pay to the Stockholders in immediately available funds, as liquidated damages for the loss of the transaction and not as a penalty, a termination fee of Five Hundred Thousand Dollars ($500,000) ("Termination Fee").

                  (ii)     Notwithstanding anything to the contrary contained in
                           Section 9.2(i) hereof or elsewhere in this Agreement, no Termination Fee shall be due hereunder if the Closing does not occur on or before the Closing Date due to any of the following reasons: (A) all Government Approvals required to consummate the transactions contemplated hereby have not been obtained by BAG or the Subs; (B) all consents or approvals from automobile manufacturers with whom each Company has a franchise agreement (or comparable agreement) have not been obtained by BAG or the Subs on terms and conditions which are comparable with or substantially similar in form to the terms and conditions of said manufacturer's consent or approvals in other similar transactions that occurred during the twelve (12) month period immediately preceding the date hereof; (C) due to any war, natural disaster or other acts of God; or (D) there has been a material breach on the part of any Company or any Stockholder of any of such Company's or Stockholder's representation, warranty, covenant or agreement set forth in this Agreement.

                  (iii) The Termination Fee shall be the sole and exclusive remedy of Stockholders and the Companies for damages as a result of a breach of this Agreement. Because the actual damages that the Stockholders and the Companies would sustain if any of BAG, Sub I or Sub II breaches its obligations under this Agreement are uncertain and would be impossible or very difficult to ascertain accurately, the Parties agree in good faith that the Termination Fee would be reasonable and just compensation for the harm caused by such breach. Therefore, the Stockholders and the Companies acknowledge and agree to accept said Termination Fee, if due and paid hereunder, as liquidated damages, and not as a penalty, in the event of a breach by BAG or Sub I or Sub II.


                                   ARTICLE 10
                          INDEMNIFICATION AND SURVIVAL

10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement, any examination by or on behalf of the Parties, and the Closing contemplated herein, only to the extent specified below:

         (a) the representations and warranties contained in Section 2.2, Sections 3.5-3.7, Sections 3.9-3.10, Sections 3.12-3.25, Section 4.3, and
Section 5.3 shall survive for a period of two (2) years following the Closing Date;

         (b) the representations and warranties contained in Section 3.11 shall survive for a period of five (5) years following the Closing Date;

         (c) the representations and warranties contained in Sections 3.1-3.4, Section 3.26, Section 4.1, Section 4.2, Section 4.4 Section 5.1,
Section 5.2, and Section 5.4 shall survive without limitation; and

         (d) the representations and warranties contained in Section 3.8 shall survive as to any Tax covered by such representations and warranties for so long as any statute of limitations for such Tax remains open, in whole or in part, including without limitation by reason of waiver of such statute of limitations.

10.2     INDEMNIFICATION PROVISIONS FOR BENEFIT OF BAG AND THE SUBS.

         (a) In the event any Stockholder breaches (or in the event any third party alleges facts that, if true, would mean the Stockholders had breached) any of his representations, warranties and covenants contained herein (other than the covenants in Article I above and the representations and warranties in Sections 3.1-3.4, Section 3.8, 3.11, Section 3.26, Section 4.1,
Section 4.2, and Section 4.4 above), and, if there is an applicable survival period pursuant to Section 10.1 above, provided that BAG or the Subs make a written claim for indemnification against the Stockholders pursuant to Section 10.4 below within such survival period, then the Stockholders shall jointly and severally indemnify BAG and the Subs from and against the entirety of any Adverse Consequences BAG and the Subs may suffer through and after the date of the claim for indemnification (including any Adverse Consequences BAG and the Subs may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Stockholders shall not have any obligation to indemnify BAG and the Subs from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Stockholders contained in Section 2.2, Sections 3.5-3.7, Sections 3.9-3.10, Sections 3.12-3.25, and Section 4.3 above until BAG and the Subs have suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a Two Hundred Thousand Dollars ($200,000) aggregate threshold (at which point the Stockholders will be obligated to indemnify BAG and the Subs from and against only those Adverse Consequences which are in excess of said $200,000 amount) not to exceed a maximum dollar amount of Six Million Two Hundred Fifty Thousand Dollars ($6,250,000).

         (b)      In the event the Stockholders breach their covenants in
Article I above or any of their representations and warranties in Sections 3.1-3.4, 3.11, Section 3.26, Section 4.1, Section 4.2, and Section 4.4 above, and, if there is an applicable survival period pursuant to Section 10.1 above, provided that BAG or the Subs make a written claim for indemnification against the Stockholders pursuant to Section 10.4 below within such survival period, then the Stockholders agree to indemnify BAG and the Subs from and against the entirety of any Adverse Consequences BAG and the Subs may suffer through and after the date of the claim for indemnification (including any Adverse Consequences BAG and the Subs may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (c) The Stockholders agree to indemnify BAG and the Subs from and against the entirety of any Adverse Consequences BAG and the Subs may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of any Company for any Taxes of any Company with respect to any Tax period or portion thereof ending on or before the Closing Date (or for any Tax period beginning before and ending after the Closing Date to the extent allocable determined in a manner consistent with Section 10.3 to the portion of such period beginning before and ending on the Closing Date).

10.3 INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE STOCKHOLDERS. In the event BAG or the Subs breach any of its representations, warranties and covenants contained herein, and, if there is an applicable survival period pursuant to Section 10.1 above, provided that the Stockholders make a written claim for indemnification against BAG or the Subs pursuant to Section 10.4 below within such survival period, then BAG and the Subs agree to indemnify the Stockholders from and against the entirety of any Adverse Consequences the Stockholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Stockholders may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

10.4     MATTERS INVOLVING THIRD PARTIES.

         (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 10, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified

Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as: (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief; (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedental custom or practice materially adverse to the continuing business interests of the Indemnified Party; and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this Section 10.4: (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably); and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d) In the event any of the conditions in this Section 10.4 are or become unsatisfied, however: (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith); (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses); and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 10.

10.5 OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy (including without limitation any such remedy arising under Environmental Laws) any Party may have with respect to any Company or the transactions contemplated by this Agreement. The Stockholders hereby agree that they will not make any claim for indemnification against any Company by reason of the fact that any such Stockholder was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by BAG or the Subs against the Stockholders (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable Legal Requirements, or otherwise).

10.6 TAX SAVINGS. Costs arising or resulting from any breaches of Stockholders or BAG hereunder shall be reduced to the extent of the amount of any tax savings resulting from the indemnified matter to which such costs relate which are actually realized (or can reasonably be expected to be realized in future years) by the Indemnified Party.


                                   ARTICLE 11
                                   TAX MATTERS

11.1 TAX MATTERS. The following provisions shall govern the allocation of responsibility as between the Subs and Stockholders for certain tax matters following the Closing Date:

11.2 SECTION 338(h)(10) ELECTION. The Stockholders agree, if so directed by the Subs, to join with the Subs in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) (collectively, a "Section 338(h)(10) Election") with respect to the purchase and sale of the stock of each Company hereunder. The Subs agree with the Stockholders that if the Subs direct the Stockholders to join in the Section 338(h)(10) Election, the Subs will indemnify the Stockholders against any additional tax liability ascompared to the tax liability of the Stockholders absent a Section 338(h)(10) Election directly resulting solely from the making of the Section 338(h)(10) Election. The Subs will also indemnify the Stockholders against any additional tax liability directly resulting solely from an election under state, local or foreign law similar to the election available under Section 338(g) of the Code (or which results from the making of an election under Section 338(g) of the Code) with respect to the purchase and sale of the stock of any Company hereunder.

11.3 TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. The Subs shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Stockholders shall reimburse the Subs for Taxes and reasonable Tax Return preparation fees of each Company with respect to such periods within fifteen (15) days after payment by any Sub or a Company of such Taxes and fees.

11.4 TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE CLOSING DATE. The Subs shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of each Company for Tax periods which begin before the Closing Date and end on or after the Closing Date. Stockholders shall pay to the Subs within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall: (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period; and
(B) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of each Company.

11.5     COOPERATION ON TAX MATTERS.

         (a) The Subs, each Company and Stockholders shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each Company and Stockholders agrees: (A) to retain all books and records with respect to Tax matters pertinent to a Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Subs or Stockholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority; and (B) to give the other Parties reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any other Party so requests, each Company or Stockholders, as the case may be, shall allow the other Party to take possession of such books and records.

         (b) The Subs and Stockholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (c) The Subs and Stockholders further agree, upon request, to provide the other Parties with all information that either Party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

11.6 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Stockholders when due, and Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Subs will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through the Closing Date shall be paid by the Party incurring such fees, costs or expenses; provided, however, that if the Closing does not occur and Section 6.5 hereof is breached, then the Stockholders of each Company shall pay to BAG, within five
(5) Business Days after receipt of a request therefor, an amount equal to all of the legal and other fees, costs and expenses incurred by BAG in conjunction with this Agreement and the transactions contemplated hereby.

12.2 HEADINGS. The section headings herein are for convenience of reference only, do not constitute part of this Agreement, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

12.3 NOTICES. All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service or facsimile transmission or mailed by registered or certified mail, postage prepaid and return receipt requested), as follows:

         If to the Companies before the Closing Date:

             ___________________________________________
             ___________________________________________
             ___________________________________________
             ___________________________________________


         with a copy to:                                       with an additional copy to:
             Mr. Steve Lovett                                  Keith A. O'Daniel, Esq.
             THE HARTSFIELD GROUP, INC.                        625 Brisbane Manor
             Six Concourse Parkway / Suite 1930                Alpharetta, Georgia 30202
             Atlanta, Georgia 30328                            Phone: 770-475-2365
             Phone: 770-901-9000                               Fax:   770-475-2456
             Fax:   770-901-9100

         If to the Companies after the Closing Date:

             ___________________________________________
             ___________________________________________
             ___________________________________________

         with a copy to:

             ___________________________________________
             ___________________________________________
             ___________________________________________
             ___________________________________________


         If to the Stockholders:

             ___________________________________________
             ___________________________________________
             ___________________________________________
             ___________________________________________
             ___________________________________________


         with a copy to:                                       with an additional copy to:
             Mr. Steve Lovett                                  Keith A. O'Daniel, Esq.
             THE HARTSFIELD GROUP, INC.                        625 Brisbane Manor
             Six Concourse Parkway / Suite 1930                Alpharetta, Georgia 30202
             Atlanta, Georgia 30328                            Phone: 770-475-2365
             Phone: 770-901-9000                               Fax:   770-475-2456
             Fax:   770-901-9100

         If to BAG or the Subs:
             BOOMERSHINE AUTOMOTIVE GROUP, INC.
             2150 Cobb Parkway
             Smyrna, GA 30080

         with a copy to:
             Stephen C. Whicker, Esq.
             THE WHICKER LAW FIRM
             6111 Peachtree Dunwoody Road / Suite 102-D
             Atlanta, GA 30328
             Phone: 770-394-7755
             Fax:   770-934-8472

         with an additional copy to:
             David S. Cooper, Esq.
             SCHNADER HARRISON SEGAL & LEWIS LLP
             SunTrust Plaza / Suite 2800
             303 Peachtree Street, N.E.
             Atlanta, GA 30308-3252
             Phone: 404-215-8100
             Fax:   404-223-5164

or such other address as shall be furnished in writing by such Party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or (3) days after the date so mailed; provided, however, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

12.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure the benefit of the Parties hereto (and with respect to the Stockholders, the personal representatives and heirs of the Stockholders) and their respective successors and permitted assigns, and the provisions of
Article 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Parties. Notwithstanding the foregoing, BAG and the Subs shall have the unrestricted right to assign this Agreement and to delegate all or any part of their obligations hereunder to any Affiliate of BAG, but in such event BAG shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement.

12.5 ENTIRE AGREEMENT. This Agreement (including the Exhibits, Addendums, Annexes and Schedules attached hereto) and the Transaction Documents embody the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the Parties with respect thereto and all prior drafts of this Agreement and the Transaction Documents. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Transaction Documents. Prior drafts of this Agreement and the Transaction Documents shall not be used as a basis for interpreting this Agreement or the Transaction Documents.

12.6 WAIVER AND AMENDMENTS. Each of the Stockholders, each Company, BAG and the Subs may by written notice to the other Parties: (a) extend the time for the performance of any of the obligations or other actions of the other Parties; (b) waive any inaccuracies in the representations or warranties of the other Parties contained in this Agreement; (c) waive compliance with any of the covenants of the other Parties contained in this Agreement; (d) waive performance of any of the obligations of the other Parties created under this Agreement; or (e) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties hereto.

12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

12.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule that would cause the laws of any other jurisdiction to apply.

12.9 ACCOUNTING TERMS. All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

12.10 SCHEDULES. Disclosure of any matter in any Schedule hereto or in the Financial Statements shall be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Agreement or Schedule to this Agreement.

12.11 SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each Party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

12.12 REMEDIES. None of the remedies provided for in this Agreement, including termination this Agreement as set forth in Article 8, the payment of certain fees, costs and expenses as set forth in Section 12.1 or the specific performance as set forth in this Section 12.13 shall be the exclusive remedy of either Party for a breach of this Agreement, the Parties hereto having the right to seek any other remedy in law or equity in lieu of or in addition to any remedies provided in this Agreement, including an action for damages for breach of contract.

12.13 TIME IS OF THE ESSENCE. Time is of the essence for purposes of this Agreement.

12.14 AUTHORITY. Any Person executing this Agreement on behalf of any individual Stockholder hereby represents and warrants that said executing Person has the right, authority and permission to so execute this Agreement on behalf of said individual Stockholder.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        "BAG:"
ATTEST:                                 BOOMERSHINE AUTOMOTIVE GROUP, INC.


BY:                                     BY:   /s/ WALTER M. BOOMERSHINE, JR.
     -------------------------------         -----------------------------------

     Name:  ________________________         Name:  Walter M. Boomershine, Jr.
     Title: ________________________         Title: President

         [CORPORATE SEAL]

                                        "SUB :"
ATTEST:                                 B.A.G. GEORGIA I, INC.


BY:                                     BY:   /s/ WALTER M. BOOMERSHINE, JR.
     -------------------------------         -----------------------------------

     Name:  ________________________         Name:  Walter M. Boomershine, Jr.
     Title: ________________________         Title: President

         [CORPORATE SEAL]

                                        "SUB II:"
ATTEST:                                 B.A.G. GEORGIA II, INC.


BY:                                     BY:   /s/ WALTER M. BOOMERSHINE, JR.
     -------------------------------         -----------------------------------

     Name:  ________________________         Name:  Walter M. Boomershine, Jr.
     Title: ________________________         Title: President

         [CORPORATE SEAL]

                                        THE "COMPANIES"
ATTEST:                                 WADE FORD, INC.



BY:                                     BY:  /s/ ALAN K. ARNOLD
     -------------------------------         -----------------------------------

     Name:  ________________________         Name:  Alan K. Arnold
     Title: ________________________         Title: President

         [CORPORATE SEAL]


ATTEST:                                 WADE FORD BUFORD, INC.

BY:                                     BY:  /s/ ALAN K. ARNOLD
     -------------------------------         -----------------------------------

     Name:  ________________________         Name:  Alan K. Arnold
     Title: ________________________         Title: President

         [CORPORATE SEAL]

                                        THE "STOCKHOLDERS"


                                             /s/ ALAN K. ARNOLD          [SEAL]
                                        ---------------------------------
                                        Alan K. Arnold

                                             /s/ GARY R. BILLINGS        [SEAL]
                                        ---------------------------------
                                        Gary R. Billings




                                        MILDRED S. ARNOLD CUSTODIAN FOR KELLY L.
                                        ARNOLD UNDER THE UNIFORM TRANSFER TO
                                        MINOR ACT OF GEORGIA:


                                             /s/ ALAN K. ARNOLD / POA
                                        ----------------------------------------
[SEAL]
                                        By: Mildred Arnold, Custodian

                                        MILDRED S. ARNOLD CUSTODIAN FOR BRETT D.
                                        ARNOLD UNDER THE UNIFORM TRANSFER TO
                                        MINOR ACT OF GEORGIA:


                                             /s/ ALAN K. ARNOLD / POA
                                        ----------------------------------------
[SEAL]
                                        By: Mildred Arnold, Custodian

                                        MILDRED S. ARNOLD CUSTODIAN FOR KRISTIE
                                        A. ARNOLD UNDER THE UNIFORM TRANSFER TO
                                        MINOR ACT OF GEORGIA:


                                             /s/ ALAN K. ARNOLD / POA
                                        ----------------------------------------
[SEAL]
                                        By: Mildred Arnold, Custodian

                                        MILDRED S. ARNOLD CUSTODIAN FOR ALAN
                                        CHAD ARNOLD UNDER THE UNIFORM TRANSFER
                                        TO MINOR ACT OF GEORGIA:


                                        /s/ ALAN K. ARNOLD / POA
                                        ----------------------------------------
[SEAL]
                                        By: Mildred Arnold, Custodian

                                   ADDENDUM 1

                       ALLOCATION OF MERGER CONSIDERATION

                           [TO BE PROVIDED BY SELLER]

                                                        % of Cash        % of Stock
                                                      Consideration     Consideration
                                                      -------------     -------------

Alan K. Arnold:

Gary R. Billings:

Mildred S. Arnold Custodian
for Kelly L. Arnold under the
Uniform Transfer to Minor Act of Georgia:

Mildred S. Arnold Custodian
for Brett D. Arnold under the
Uniform Transfer to Minor Act of Georgia:

Mildred S. Arnold Custodian
for Kristie A. Arnold under the
Uniform Transfer to Minor Act of Georgia:

Mildred S. Arnold Custodian
for Alan Chad Arnold under the
Uniform Transfer to Minor Act of Georgia:

                                   ADDENDUM 2

                         ADJUSTMENTS TO 1997 NET INCOME

                  (1)               Plus             1996 owner's salaries paid
                  (2)               Minus            One-half (1/2) of the old owner's salaries post-acquisition
                  (3)               Plus or Minus    Additional rents (different from current lease)
                  (4)               Plus or Minus    LIFO - Current year increase (decrease)
                  (5)               Minus            LIFO tax liability for the current year
                  (6)               Plus             Family members' salaries and owner's benefits
                  (7)               Plus             Additional contributions (church)
                  (8)               Plus             Christmas bonus (only portion in excess of normal
                                                     average)
                  (9)               Plus             Management fees
                  (10)              Plus             Loss on sales of notes receivable (if determined to be out of the normal course of business)
                  (11)              Plus             Related parties' salaries
                  (12)              Minus            Goodwill amortized expense (1 year)

         Additionally, the approximately $160,000 amount due and payable to the IRS pursuant to the agreement between the IRS and the Companies in connection with certain LIFO adjustments shall not be deducted as 1997 expenses for purposes of calculating the 1997 Adjusted EBIT hereunder.

                                  AMENDMENT TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment") is entered into as of January 19, 1998 by and among Boomershine Automotive Group, Inc., a Georgia corporation ("BAG"), B.A.G. Georgia I, Inc., a Georgia corporation ("Sub I"), B.A.G. Georgia II, Inc., a Georgia corporation ("Sub II") (Sub I and Sub II are hereinafter individually referred to as a "Sub" and collectively referred to as the "Subs"), and Wade Ford, Inc., a Georgia corporation, and Wade Ford Buford, Inc., a Georgia corporation (individually, a "Company" and collectively, the "Companies"), and the stockholder(s) listed on the signature pages hereof (each, a "Stockholder" and, if more than one, collectively, the "Stockholders"). BAG, the Subs, the Companies and the Stockholders are referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H :

         WHEREAS, the Parties are parties to that certain Agreement and Plan of Merger and Reorganization entered into as of November 21, 1997 (the "Agreement"); and

         WHEREAS, the Parties desire to amend the Agreement, with such amendment to be effective as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereto hereby agree as follows:

1. EFFECTIVE DATE OF AMENDMENT. The Parties agree that this Amendment shall be effective as of January 19, 1998.

2.       DUE DILIGENCE DEADLINE.

         (a) The Parties agree to amend the Agreement by replacing Section 7.7 of the Agreement with the following:

         "7.7 COMPLETION OF DUE DILIGENCE. BAG and the Subs shall have completed their due diligence examination of each Company, and the results of such examination shall be reasonably satisfactory to Bag and the Subs; provided, however, that the conditions contained in this Section 7.7 shall not be a condition precedent to the Obligations of BAG and the Subs hereunder after January 30, 1998."

 3. USE OF DEFINED TERMS; Entire Agreement. All capitalized terms that are used but not expressly defined in this Amendment have the meanings ascribed to them in the Agreement, and the definitions of those terms in the Agreement are incorporated by reference in this Amendment. Each reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment. This Amendment and the documents contemplated by it record the final, complete, and exclusive understanding between the Parties regarding the modification of the Agreement.

Except as amended and modified by this Amendment, the Agreement remains in full force and effect in accordance with its respective terms.

4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule that would cause the laws of any other jurisdiction to apply.


         IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, effective as of the date and year first above written.


                                         "BAG:"
ATTEST:                                  BOOMERSHINE AUTOMOTIVE GROUP, INC.


BY:  /s/ STEPHEN C. WHICKER              BY:  /s/ CHARLES K. YANCEY
     -----------------------------            ------------------------------
     Name:    Stephen C. Whicker              Name:    Charles K. Yancey
     Title:   Assistant Secretary             Title:   Secretary & Treasurer

         [CORPORATE SEAL]

                                         "SUB :"
ATTEST:                                  B.A.G. GEORGIA I, INC.


BY:  /s/ STEPHEN C. WHICKER              BY:  /s/ CHARLES K. YANCEY
     -----------------------------            ------------------------------
     Name:    Stephen C. Whicker              Name:    Charles K. Yancey
     Title:   Secretary                       Title:   Chief Executive Officer

         [CORPORATE SEAL]

                                         "SUB II:"
ATTEST:                                  B.A.G. GEORGIA II, INC.


BY:  /s/ STEPHEN C. WHICKER              BY:  /s/ CHARLES K. YANCEY.
     -----------------------------            ------------------------------
         Name:    Stephen C. Whicker          Name:    Charles K. Yancey
         Title:   Secretary                   Title:   Chief Executive Officer

         [CORPORATE SEAL]



                                         THE "COMPANIES:"
ATTEST:                                  WADE FORD, INC.

BY:  /s/ K. LAMAR LESTER                 BY:  /s/ ALAN K. ARNOLD
     -----------------------------            ------------------------------
     Name:    K. Lamar Lester                 Name:    Alan K. Arnold
     Title:   Secretary & Treasurer           Title:   President

         [CORPORATE SEAL]


ATTEST:                                  WADE FORD BUFORD, INC.

BY:  /s/ JOHN KENNEDY                    BY:  /s/ ALAN K. ARNOLD
     -----------------------------            ------------------------------
     Name:    John Kennedy                    Name:   Alan K. Arnold
     Title:   Secretary & Treasurer           Title:  President

     [CORPORATE SEAL]


                                         THE "STOCKHOLDERS"


                                              /s/ ALAN K. ARNOLD          [SEAL]
                                         ---------------------------------
                                         Alan K. Arnold

                                              /s/ GARY R. BILLINGS        [SEAL]
                                         ---------------------------------
                                         Gary R. Billings




                                         MILDRED S. ARNOLD CUSTODIAN FOR KELLY
                                         L. ARNOLD UNDER THE UNIFORM TRANSFER TO
                                         MINOR ACT OF GEORGIA:


                                              /s/ MILDRED ARNOLD          [SEAL]
                                         ---------------------------------
                                         By: Mildred Arnold, Custodian

                                         MILDRED S. ARNOLD CUSTODIAN FOR BRETT
                                         D. ARNOLD UNDER THE UNIFORM TRANSFER TO
                                         MINOR ACT OF GEORGIA:


                                              /s/ MILDRED ARNOLD          [SEAL]
                                         ---------------------------------
                                         By: Mildred Arnold, Custodian


                                         MILDRED S. ARNOLD CUSTODIAN FOR KRISTIE
                                         A. ARNOLD UNDER THE UNIFORM TRANSFER TO
                                         MINOR ACT OF GEORGIA:

                                         /s/ MILDRED ARNOLD               [SEAL]
                                         ---------------------------------
                                         By: Mildred Arnold, Custodian

                                         MILDRED S. ARNOLD CUSTODIAN FOR ALAN
                                         CHAD ARNOLD UNDER THE UNIFORM TRANSFER
                                         TO MINOR ACT OF GEORGIA:


                                         /s/ MILDRED ARNOLD               [SEAL]
                                         ---------------------------------
                                         By: Mildred Arnold, Custodian

                               SECOND AMENDMENT TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment") is entered into as of March 31, 1998 by and among Boomershine Automotive Group, Inc., a Georgia corporation ("BAG"), B.A.G. Georgia I, Inc., a Georgia corporation ("Sub I"), B.A.G. Georgia II, Inc., a Georgia corporation ("Sub II") (Sub I and Sub II are hereinafter individually referred to as a "Sub" and collectively referred to as the "Subs"), Sunbelt Automotive Group, Inc., a Georgia corporation ("Sunbelt") and Wade Ford, Inc., a Georgia corporation, and Wade Ford Buford, Inc., a Georgia corporation (individually, a "Company" and collectively, the "Companies"), and the stockholder(s) listed on the signature pages hereof (each, a "Stockholder" and, if more than one, collectively, the "Stockholders"). BAG, the Subs, Sunbelt, the Companies and the Stockholders are referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H :

         WHEREAS, all Parties except Sunbelt are parties to that certain Agreement and Plan of Merger and Reorganization entered into as of November 21, 1997, which was amended by an Amendment to Agreement and Plan of Merger and Reorganization dated January 19, 1998 (the "Agreement"); and

         WHEREAS, the Parties desire to further amend the Agreement, with such amendment to be effective as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereto hereby agree as follows:

1. EFFECTIVE DATE OF AMENDMENT. The Parties agree that this Amendment shall be effective as of January 8, 1998.

2. REPLACEMENT OF ARTICLE I OF THE AGREEMENT. As a result of the assignments contemplated by Section 3 of this Amendment, Sunbelt will acquire the Wade Shares (as defined in the Agreement) directly from the Stockholders, and the Parties agree that there is no need for the Companies to merge into Sunbelt. Therefore, the Parties agree to amend the Agreement by replacing
Article I of the Agreement with the following:

                                   "ARTICLE I"

                        "PURCHASE AND SALE OF THE SHARES"

"1.1     PURCHASE AND SALE OF THE SHARES."

         "(a) Purchase and Sale of the Shares. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholders shall sell to BAG, and BAG shall purchase from the Stockholders, the Wade Shares for an aggregate purchase price equal to FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) (the "Base Price"), which Base Price is subject to adjustment after Closing as provided in Article 2 of this Agreement. At the Closing referred to in Section 1.1(b) hereof:"

                  "(i) the Stockholders shall sell, assign, transfer and deliver to BAG the Wade Shares representing 100% of the outstanding common stock of the Companies, free and clear of all Liens, and shall deliver the certificates representing the Wade Shares accompanied by stock powers duly executed in blank; and"

                  "(ii) BAG shall accept and purchase the Wade Shares from the Stockholders and in payment therefor shall pay the Base Price to the Stockholders as follows:"

                  "(A) The sum of Eleven Million Dollars ($11,000,000.00) shall be paid to the Stockholders by BAG at the Closing in cash or other immediately available funds ("Cash Consideration Amount"), to be divided amongst the Stockholders in accordance with ADDENDUM 1 attached hereto and incorporated herein."

                  "(B) The balance of the Base Price, which equals to a value of Four Million Dollars ($4,000,000.00), shall be paid to the Stockholders at the Closing in the form of BAG Common Stock (the "Stock Consideration Value Amount"), to be divided amongst the Stockholders in accordance with ADDENDUM 1 attached hereto and incorporated herein."

                  "(C) Notwithstanding the payment of the Cash Consideration Amount described in Section 1.1(a)(ii)(A) hereof and the payment of the Stock Consideration Value Amount described in Section 1.1(a)(ii)(B) hereof, at the Closing, BAG shall place $366,666.67 of the Cash Consideration Amount (the "Escrow Funds") in an interest bearing escrow account with Joyce E. Kitchens, Esq., or another escrow agent reasonably satisfactory to BAG and Stockholders (the "Escrow Agent"), and BAG shall also place the number of shares representing

                           $133,333.33 of the Stock Consideration Value Amount in escrow with the Escrow Agent (the "Escrow Stock") (the Escrow Funds and the Escrow Stock shall hereinafter be collectively referred to as the "Escrow Consideration"), all in accordance with an escrow agreement substantially in the form attached hereto as EXHIBIT A, with such other changes as the Escrow Agent may reasonably request (the "Escrow Agreement"). The release of the Escrow Consideration shall be governed by the terms and conditions of the Escrow Agreement."

                  "(B) CLOSING."

                           "(i) Subject to the conditions set forth in this
                  Agreement, the purchase and sale of the Wade Shares and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Schnader Harrison Segal & Lewis, LLP in Atlanta, Georgia, or any other location agreed upon by the Parties, contemporaneously with the BAG IPO described in the Registration Statement referred to in Section 7.6 hereof."

                           "(ii) If the BAG IPO fails to close on or before the
                  Closing Date Deadline, then the Subs shall have the option to consummate the purchase and sale of the Wade Shares and the other transactions contemplated by this Agreement upon such terms and conditions that are mutually acceptable to the Parties (in which event said alternate consummation shall for purposes herein be referred to as the "Closing"), and said Closing shall take place at the offices of Schnader Harrison Segal & Lewis, LLP in Atlanta, Georgia, or any other location agreed upon by the Parties."

                           "(iii) The date on which the Closing actually occurs
                  is herein referred to as the "Closing Date."

         "(C)     DELIVERIES AT THE CLOSING. Subject to the conditions set forth in this Agreement, at the Closing:"

                           "(i) The Stockholders shall deliver to BAG (A)
                  certificates representing the Wade Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by
                  Section 1.1(a)(i) hereof, and any other documents that are necessary to transfer to BAG good title for the Wade Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Stockholders and the Company at or prior to Closing or otherwise required in connection herewith;"

                           "(ii) BAG shall pay and deliver to the Stockholders
                  (A) the Cash Consideration Amount and the Stock Consideration Amount, and shall deliver the

                  Escrow Funds to the Escrow Agent, as required by Section 1.1(a)(ii) hereof, and (B) all opinions, certificates and other instruments and documents required to be delivered by BAG at or prior to the Closing or otherwise required in connection herewith."

         "(D)     INDEMNIFICATION FOR ADVERSE TAX CONSEQUENCES. BAG agrees to indemnify the Stockholders against any additional tax liability of the Stockholders which results solely from the restructuring of this transaction from a merger to a stock purchase."

3. CONSENT TO ASSIGNMENT. BAG and the Subs wish to assign all of their rights and obligations under the Agreement to Sunbelt. BAG also hereby informs the Companies and the Stockholders that, prior to Closing, BAG is expected to merge with and into Sunbelt, and the Subs will be merged into BAG or dissolved. If the proposed merger of BAG into Sunbelt is completed, BAG will cease to exist as a separate corporation. By their signatures below, as required by Section
12.4 of the Agreement, the Companies and the Stockholders hereby consent to (i) the express assignment by BAG and the Subs of all of their rights and obligations under the Agreement to Sunbelt and Sunbelt's express assumption of such rights and obligations; (ii) the proposed merger of BAG into Sunbelt, as a result of which BAG will cease to exist as a separate corporation and will have no further rights or obligations under the Agreement, and Sunbelt, by operation of law, will assume all rights and obligations of BAG under the Agreement; (iii) the merger of the Subs into BAG, and/or the dissolution of the Subs; and (iv) the future assignment by Sunbelt, whether done expressly or via merger, of all of Sunbelt's rights and obligations under the Agreement to any Affiliate of Sunbelt. At or prior to the Closing, if any such mergers or future assignments are completed, Sunbelt shall deliver to the Companies and the Stockholders copies of documents which confirm such actions.

         In addition, the Parties agree that all references in the Agreement to the "BAG IPO," the "BAG IPO Stock" and the "Registration Statement" shall be deemed to refer to a public offering and sale of shares of the common stock of Sunbelt, and that all references in the Agreement to the "BAG Common Stock" shall be deemed to refer to common stock of Sunbelt.

4. ASSIGNMENT TO AND ASSUMPTION BY SUNBELT. BAG and the Subs hereby assign all of their right, title and interest in and to and all of their obligations under the Agreement to Sunbelt. Sunbelt hereby accepts said assignment of the Agreement and hereby agrees to perform and carry out the obligations of BAG and the Subs under the Agreement.

5. USE OF DEFINED TERMS; ENTIRE AGREEMENT. All capitalized terms that are used but not expressly defined in this Amendment have the meanings ascribed to them in the Agreement, and the definitions of those terms in the Agreement are incorporated by reference in this Amendment. Each reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment and the prior Amendment dated January 19, 1998. This Amendment and the documents contemplated by it record the final, complete, and exclusive understanding between the Parties regarding the modification of the Agreement described herein. Except as amended and modified by this Amendment and the prior Amendment dated January 19, 1998, the Agreement remains in full force and effect in accordance with its respective terms.

6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule that would cause the laws of any other jurisdiction to apply.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, effective as of the date and year first above written.


                                             "BAG:"
ATTEST:                                      BOOMERSHINE AUTOMOTIVE GROUP, INC.


BY: /s/ STEPHEN C. WHICKER                   BY:  /s/ CHARLES K. YANCEY
    ------------------------------                -----------------------------
    Name:    Stephen C. Whicker                   Name:    Charles K. Yancey
    Title:   Assistant Secretary                  Title:   Secretary & Treasurer

         [CORPORATE SEAL]

                                             "SUB :"
ATTEST:                                      B.A.G. GEORGIA I, INC.


BY:  /s/ STEPHEN C. WHICKER                  BY:  /s/ CHARLES K. YANCEY
    ------------------------------                -----------------------------
     Name:    Stephen C. Whicker                  Name:  Charles K. Yancey
     Title:   Secretary                           Title: Chief Executive Officer

         [CORPORATE SEAL]

                                             "SUB II:"
ATTEST:                                      B.A.G. GEORGIA II, INC.


BY:  /s/ STEPHEN C. WHICKER                  BY:  /s/ CHARLES K. YANCEY.
    ------------------------------                -----------------------------
     Name:    Stephen C. Whicker                  Name:  Charles K. Yancey
     Title:   Secretary                           Title: Chief Executive Officer

         [CORPORATE SEAL]

                                             "SUNBELT:"
ATTEST:                                      SUNBELT AUTOMOTIVE GROUP, INC.

BY: /s/ STEPHEN C. WHICKER                   BY:  /s/ CHARLES K. YANCEY.
    ------------------------------                -----------------------------
    Name:    Stephen C. Whicker              Name:    Charles K. Yancey
    Title:   Secretary & General Counsel     Title:   Chief Executive Officer

         [CORPORATE SEAL]

                                             THE "COMPANIES:"
ATTEST:                                      WADE FORD, INC.

BY:  /s/ K. LAMAR LESTER                     BY:  /s/ ALAN K. ARNOLD
    ------------------------------                -----------------------------
         Name:    K. Lamar Lester                 Name:    Alan K. Arnold
         Title:   Secretary & Treasurer           Title:   President

         [CORPORATE SEAL]

ATTEST:                                      WADE FORD BUFORD, INC.

BY:  /s/ JOHN KENNEDY                        BY:  /s/ ALAN K. ARNOLD
    ------------------------------                -----------------------------
     Name:    John Kennedy                        Name:   Alan K. Arnold
     Title:   Secretary & Treasurer               Title:  President

         [CORPORATE SEAL]

                                             THE "STOCKHOLDERS"


                                             /s/ ALAN K. ARNOLD          [SEAL]
                                             ---------------------------
                                             Alan K. Arnold

                                             /s/ GARY R. BILLINGS         [SEAL]
                                             ---------------------------
                                             Gary R. Billings




                                             Mildred S. Arnold Custodian for
                                             Kelly L. Arnold under the Uniform
                                             Transfer to Minor Act of Georgia:


                                             /s/ MILDRED ARNOLD           [SEAL]
                                             ---------------------------
                                             By: Mildred Arnold, Custodian

                                             Mildred S. Arnold Custodian for
                                             Brett D. Arnold under the Uniform
                                             Transfer to Minor Act of Georgia:

                                             /s/ MILDRED ARNOLD          [SEAL]
                                             ---------------------------
                                             By: Mildred Arnold, Custodian

                                             Mildred S. Arnold Custodian for
                                             Kristie A. Arnold under the Uniform
                                             Transfer to Minor Act of Georgia:


                                             /s/ MILDRED ARNOLD          [SEAL]
                                             ---------------------------
                                             By: Mildred Arnold, Custodian

                                             Mildred S. Arnold Custodian for
                                             Alan Chad Arnold under the Uniform
                                             Transfer to Minor Act of Georgia:


                                             /s/ MILDRED ARNOLD          [SEAL]
                                             ---------------------------
                                             By: Mildred Arnold, Custodian

                               THIRD AMENDMENT TO
                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         This THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Amendment") is entered into as of April 28, 1998 by and among BOOMERSHINE AUTOMOTIVE GROUP, INC., a Georgia corporation ("BAG"), B.A.G. GEORGIA I, INC., a Georgia corporation ("Sub I"), B.A.G. GEORGIA II, INC., a Georgia corporation ("Sub II") (Sub I and Sub II are hereinafter individually referred to as a "Sub" and collectively referred to as the "Subs"), SUNBELT AUTOMOTIVE GROUP, INC., a Georgia corporation ("Sunbelt") and WADE FORD, INC., a Georgia corporation, and WADE FORD BUFORD, INC., a Georgia corporation (individually, a "Company" and collectively, the "Companies"), and the stockholder(s) listed on the signature pages hereof (each, a "Stockholder" and, if more than one, collectively, the "Stockholders"). BAG, the Subs, Sunbelt, the Companies and the Stockholders are referred to individually as a "Party" and collectively as the "Parties."

                              W I T N E S S E T H :

         WHEREAS, all Parties except Sunbelt are parties to that certain Agreement and Plan of Merger and Reorganization entered into as of November 21, 1997, which was amended by an Amendment to Agreement and Plan of Merger and Reorganization dated January 19, 1998 and the Second Amendment to Agreement and Plan of Merger and Reorganization dated March 31 1998 (the "Agreement"); and

         WHEREAS, pursuant to the Second Amendment to Agreement and Plan of Merger and Reorganization dated March 31, 1998 and an Assignment Instrument dated March 31, 1998, BAG and the Subs assigned to Sunbelt, and Sunbelt assumed from BAG and the Subs, all of BAG's and the Subs' right, title and interest in and to and all of their obligations under the Agreement; and

         WHEREAS, the Parties desire to further amend the Agreement, with such amendment to be effective as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Parties hereto hereby agree as follows:

1. EFFECTIVE DATE OF AMENDMENT. The Parties agree that this Amendment shall be effective as of April 28, 1998.

2. RE-DEFINING THE TERM "CLOSING DATE DEADLINE". As a result of the time consuming nature of the various requirements for the consummation of the transactions contemplated by this Agreement, the Parties agree that in the section captioned "Certain Definitions" beginning on page 2 of the Agreement, the following definition on page 3 thereof is deleted in its entirety:

         "'Closing Date Deadline' shall mean April 30, 1998.'"

         The Parties agree that the following definition is substituted therefor:

         "'Closing Date Deadline' shall mean June 30, 1998.'"

3.       PURCHASE AND SALE OF THE SHARES. The Parties hereby agree that:

         a. Article 1, Section 1.1(a) of the Agreement is amended by deleting "FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00)" and substituting therefor "FOURTEEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($14,500,000.00)"; and

         b. Article 1, Section 1.1(a)(ii)(A) of the Agreement is amended by deleting "ELEVEN MILLION Dollars ($11,000,000.00)" and substituting therefor "TEN MILLION SIX HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS
($10,650,000.00)"; and

         c. Article 1, Section 1.1(a)(ii)(B) of the Agreement is amended by deleting "FOUR MILLION Dollars ($4,000,000.00)" and substituting therefor "THREE MILLION EIGHT HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($3,850,000.00)".

4.       MINIMUM REQUIREMENTS. The Parties hereby agree that:

         a. Article 2, Section 2.1 of the Agreement is hereby deleted in its entirety, and Sections 2.2, 2.3 and 2.4 are respectively re-captioned as Sections 2.1, 2.2 and 2.3.

         b. Article 2, Section 2.2 (which becomes Section 2.1 on the effective date of this Amendment) is amended by the deletion of the first two sentences of said section in their entirety and the substitution of the following therefor:

                  "The Parties intend and understand that the Companies shall be delivered to the Subs on the Closing Date in substantially the same financial condition as reflected on the audited financial statements of the Companies prepared as of December 31, 1997 by Pyke & Pierce, CPAs, reduced by FOUR HUNDRED AND FIFTY THOUSAND DOLLARS ($450,000.00), which the Parties previously agreed would be distributed by the Companies to the Shareholders in 1997 but which the Parties now agree has been or will be distributed in 1998 prior to the Closing. No other distributions shall be made from the Companies other than distributions attributable to 1998 interim earnings, if any, as described below in this Section 2.1 (formerly captioned as Section 2.2) of the Agreement."

         c. Because of a change by Ford Motor Company in its monthly Factory Statements reporting form, the references in the Agreement relative to 1998 interim earnings which refer to "line 28" of each Company's monthly Factory Statements shall be changed to refer to "line 29, page 2, Net Profit After Tax" of each Company's monthly Factory Statements.


         d.       The first sentence of Article 2, Section 2.2(a) (which becomes
Section 2.1(a) on the effective date of this Amendment) is hereby deleted in its entirety and replaced with the following:

                  "If the Companies earn a profit for the Interim Period, then BAG shall pay to the Stockholders, on a dollar for dollar basis, the following amount by wire transfer or delivery of other immediately available funds on or before the Interim Due Date (as hereinafter defined): The entire amount of the 1998 Interim Profits (as hereinafter defined) of the Companies less any distributions made by the Companies to the Stockholders during the Interim Period (other than the $450,000.00 distribution described above in this Section 2.1 (formerly captioned as Section 2.2) of the Agreement) (the "1998 Interim Profit Reimbursement")."

5. USE OF DEFINED TERMS; ENTIRE AGREEMENT. All capitalized terms that are used but not expressly defined in this Amendment have the meanings ascribed to them in the Agreement, and the definitions of those terms in the Agreement are incorporated by reference in this Amendment. Each reference to the Agreement shall be deemed to refer to the Agreement as amended by this Amendment and the prior Amendments dated January 19, 1998 and March 31, 1998. This Amendment and the documents contemplated by it record the final, complete, and exclusive understanding between the Parties regarding the modification of the Agreement described herein. Except as amended and modified by this Amendment and the prior Amendment dated January 19, 1998 and March 31, 1998, the Agreement remains in full force and effect in accordance with its respective terms.

6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule that would cause the laws of any other jurisdiction to apply.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed, effective as of the date and year first above written.

                                             "BAG:"
ATTEST:                                      BOOMERSHINE AUTOMOTIVE GROUP, INC.


BY: /s/ STEPHEN C. WHICKER                   BY:  /s/ CHARLES K. YANCEY
    ------------------------------                -----------------------------

    Name:    Stephen C. Whicker                   Name:    Charles K. Yancey
    Title:   Assistant Secretary                  Title:   Secretary & Treasurer

         [CORPORATE SEAL]

                                             "SUB :"
ATTEST:                                      B.A.G. GEORGIA I, INC.


BY:  /s/ STEPHEN C. WHICKER                  BY:  /s/ CHARLES K. YANCEY
    ------------------------------                -----------------------------
     Name:    Stephen C. Whicker                  Name:  Charles K. Yancey
     Title:   Secretary                           Title: Chief Executive Officer

         [CORPORATE SEAL]

                                             "SUB II:"
ATTEST:                                      B.A.G. GEORGIA II, INC.


BY:  /s/ STEPHEN C. WHICKER                  BY:  /s/ CHARLES K. YANCEY.
    ------------------------------                -----------------------------
         Name:    Stephen C. Whicker              Name:  Charles K. Yancey
         Title:   Secretary                       Title: Chief Executive Officer

         [CORPORATE SEAL]

                                             "SUNBELT:"
ATTEST:                                      SUNBELT AUTOMOTIVE GROUP, INC.

BY:  /s/ STEPHEN C. WHICKER                  BY:  /s/ CHARLES K. YANCEY.
    ------------------------------                -----------------------------
         Name:    Stephen C. Whicker              Name:  Charles K. Yancey
         Title:   Secretary & General Counsel     Title: Chief Executive Officer

         [CORPORATE SEAL]


                                             THE "COMPANIES:"
ATTEST:                                      WADE FORD, INC.

BY:  /s/ K. LAMAR LESTER                     BY:  /s/ ALAN K. ARNOLD
    ------------------------------                -----------------------------
     Name:    K. Lamar Lester                     Name:    Alan K. Arnold
     Title:   Secretary & Treasurer               Title:   President

         [CORPORATE SEAL]


ATTEST:                                      WADE FORD BUFORD, INC.

BY:  /s/ JOHN KENNEDY                        BY:  /s/ ALAN K. ARNOLD
    ------------------------------                -----------------------------
     Name:    John Kennedy                        Name:   Alan K. Arnold
     Title:   Secretary & Treasurer               Title:   President

         [CORPORATE SEAL]


                               THE "STOCKHOLDERS"

                                             /s/ ALAN K. ARNOLD          [SEAL]
                                             ---------------------------
                                             Alan K. Arnold

                                             /s/ GARY R. BILLINGS        [SEAL]
                                             ---------------------------
                                             Gary R. Billings

                                     Mildred S. Arnold Custodian for Kelly L.
                                     Arnold under the Uniform Transfer to Minor
                                     Act of Georgia:


                                     /s/ MILDRED ARNOLD          [SEAL]
                                     ---------------------------
                                     By: Mildred Arnold, Custodian

                                     Mildred S. Arnold Custodian for Brett D.
                                     Arnold under the Uniform Transfer to Minor
                                     Act of Georgia:


                                     /s/ MILDRED ARNOLD          [SEAL]
                                     ---------------------------
                                     By: Mildred Arnold, Custodian

                                     Mildred S. Arnold Custodian for Kristie A.
                                     Arnold under the Uniform Transfer to Minor
                                     Act of Georgia:


                                     /s/ MILDRED ARNOLD          [SEAL]
                                     ---------------------------
                                     By: Mildred Arnold, Custodian

                                     Mildred S. Arnold Custodian for Alan Chad
                                     Arnold under the Uniform Transfer to Minor
                                     Act of Georgia:


                                     /s/ MILDRED ARNOLD          [SEAL]
                                     ---------------------------
                                     By: Mildred Arnold, Custodian